Exhibit 10.1

                                                                  Execution Copy

================================================================================



                                CREDIT AGREEMENT


                                      AMONG


                               CUBIC ENERGY, INC.,
                                   AS BORROWER


                                       AND



                             PETRO CAPITAL V, L.P.,
                                    AS LENDER









================================================================================

                          DATED AS OF FEBRUARY 6, 2006

                                TABLE OF CONTENTS
                                                                            Page

ARTICLE I. DEFINITIONS.........................................................1
   1.01   Certain Defined Terms................................................1
   1.02   Other Interpretive Provisions........................................9
   1.03   Accounting Principles...............................................10
ARTICLE II. THE CREDIT........................................................10
   2.01   Amounts and Terms of the Loans......................................10
   2.02   Prepayment..........................................................10
   2.03   Repayment...........................................................10
   2.04   Fees................................................................11
   2.05   Computation of Fees and Interest....................................11
   2.06   Payments by Borrower................................................11
   2.07   Taxes...............................................................11
ARTICLE III. SECURITY.........................................................12
   3.01   The Security........................................................12
   3.02   Agreement to Deliver Security Documents.............................12
   3.03   Perfection and Protection of Security Interests and Liens...........13
   3.04   Offset..............................................................13
   3.05   Production Proceeds.................................................13
ARTICLE IV. CONDITIONS PRECEDENT..............................................14
   4.01   Conditions Precedent................................................14
ARTICLE V. REPRESENTATIONS AND WARRANTIES.....................................15
   5.01   Corporate Existence and Power.......................................15
   5.02   Corporate Authorization; No Contravention...........................15
   5.03   Governmental Authorization..........................................16
   5.04   Binding Effect......................................................16
   5.05   SEC Filings; Interim Financial Statements...........................16
   5.06   Litigation..........................................................17
   5.07   No Default..........................................................17
   5.08   ERISA...............................................................17
   5.09   Margin Regulations..................................................17
   5.10   Title to Properties.................................................17
   5.11   Oil and Gas Reserves................................................17
   5.12   Initial Reserve Report..............................................17
   5.13   Gas Imbalances......................................................18
   5.14   Taxes...............................................................18
   5.15   Environmental Matters...............................................19
   5.16   Regulated Entities..................................................19
   5.17   No Burdensome Restrictions..........................................19
   5.18   Solvency............................................................19
   5.19   Subsidiaries/Investments/Ownership..................................19
   5.20   Insurance...........................................................19
   5.21   Full Disclosure.....................................................19
   5.22   Capitalization......................................................19
   5.23   Authorization of Warrants...........................................20
   5.24   Reporting Status, Eligibility to Use Form SB-2......................20
   5.25   Tauren Purchase Agreement...........................................20
ARTICLE VI. AFFIRMATIVE COVENANTS.............................................21
   6.01   Financial Statements................................................21
   6.02   Certificates Other Production and Reserve Information...............21
   6.03   Notices.............................................................22
   6.04   Preservation of Corporate Existence, Etc............................22

   6.05   Maintenance of Property.............................................23
   6.06   Insurance...........................................................23
   6.07   Payment of Obligations..............................................23
   6.08   Compliance with Laws................................................23
   6.09   Maintenance of Books and Records....................................23
   6.10   Environmental Laws..................................................23
   6.11   Use of Proceeds.....................................................23
   6.12   Further Assurances..................................................23
   6.13   Subsidiary Guaranties...............................................24
   6.14   Security Documents..................................................24
   6.15   Debt Service Account................................................24
ARTICLE VII. NEGATIVE COVENANTS...............................................24
   7.01   Limitation on Liens.................................................24
   7.02   Disposition of Assets...............................................25
   7.03   Consolidations and Mergers..........................................26
   7.04   Loans and Investments...............................................26
   7.05   Limitation on Indebtedness..........................................26
   7.06   Financial Covenants.................................................27
   7.07   Transactions with Affiliates........................................27
   7.08   Margin Stock........................................................27
   7.09   Contingent Obligations..............................................27
   7.10   Restricted Payments.................................................28
   7.11   Change in Business, Organization Documents, Name and Address........28
   7.12   Accounting Changes..................................................28
   7.13   Restrictions of Pledges.............................................28
   7.14   Capitalization......................................................28
   7.15   Repayment of Certain Indebtedness...................................28
ARTICLE VIII. EVENTS OF DEFAULT...............................................28
   8.01   Event of Default....................................................28
   8.02   Remedies............................................................30
   8.03   Set-off.............................................................30
   8.04   Payments Set Aside..................................................30
   8.05   Rights Not Exclusive................................................30
ARTICLE IX. MISCELLANEOUS.....................................................30
   9.01   Amendments and Waivers..............................................30
   9.02   Notices.............................................................31
   9.03   No Waiver; Cumulative Remedies......................................31
   9.04   Costs and Expenses..................................................31
   9.05   Indemnity...........................................................32
   9.06   Environmental Indemnification.......................................32
   9.07   Successors and Assigns..............................................33
   9.08   Interest............................................................33
   9.09   Counterparts and Facsimile Signatures...............................34
   9.10   Severability........................................................34
   9.11   Third Party Beneficiaries...........................................34
   9.12   USA PATRIOT Act Notice..............................................34
   9.13   Governing Law.......................................................34
   9.14   Submission To Jurisdiction..........................................35
   9.15   Waiver Of Jury Trial................................................35
   9.16   Entire Agreement....................................................35
   9.17   NO ORAL AGREEMENTS..................................................36

APPENDIX

Appendix I        Specific Terms, Fees and Conditions

SCHEDULES

Schedule I        Security Documents
Schedule 5.14(c)  Taxes
Schedule 7.01     Liens
Schedule 7.05     Indebtedness
Schedule 7.07     Transactions with Affiliates

EXHIBITS

Exhibit A         Form of Promissory Note
Exhibit B         Form of Warrant
Exhibit C         Form of Compliance Certificate
Exhibit D         Form of Letters-in-Lieu
Exhibit E         Form of Supplement to Mortgage
Exhibit F         Form of Subordination Agreement

                                CREDIT AGREEMENT
                                ----------------

This CREDIT AGREEMENT, dated as of February 6, 2006, is entered into among CUBIC ENERGY, INC., a Texas corporation ("Borrower") and PETRO CAPITAL V, L.P., a Texas limited partnership (the "Lender").

         In consideration of the mutual agreements, provisions and covenants contained herein and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE I.
                                   DEFINITIONS

         1.01 Certain Defined Terms. In addition to the terms defined in the preamble of this Agreement, the following terms have the following meanings herein:

     "Acquisition" means any transaction or series of related transactions for the purpose of or resulting, directly or indirectly, in (a) the acquisition of all or substantially all of the assets of a Person, or of any business or division of a Person, (b) the acquisition of in excess of 50% of the capital stock of a corporation (or similar entity), which stock has ordinary voting power for the election of the members of such entity's board of directors or persons exercising similar functions (other than stock having such power only by reason of the happening of a contingency), or the acquisition of in excess of 50% of the partnership interests or equity of any Person not a corporation which acquisition gives the acquiring Person the power to direct or cause the direction of the management and policies of such Person, or (c) a merger or consolidation or any other combination with another Person provided that Borrower is the surviving entity.

     "Affiliate" means, as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. A Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the other Person, whether through the ownership of voting securities, by contract, or otherwise.

     "Agreement" means this Credit Agreement including all Appendices, Schedules and Exhibits attached hereto, as same may be amended in writing from time to time.

     "Alternative Financings" has the meaning set forth under Section 7.05(e).

     "Asset Purchase Agreement" has the meaning set forth under Section 5.25.

     "Assignee" has the meaning specified in Subsection 9.07.

     "Bankruptcy Code" means the Federal Bankruptcy Reform Act of 1978 (11 U.S.C. ss.101, et seq.).

     "Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks located in the city of Lender's Payment Office are authorized or required by law to close.

     "Capital Lease" means, when used with respect to any Person, any lease in respect of which any of the obligations of such Person thereunder constitute Capitalized Lease Obligations.

     "Capitalized Lease Obligations" means, all obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations shall have been or should be, in accordance with GAAP, capitalized on the books of such Person.

     "Cash Equivalents" means: (a) securities issued or fully guaranteed or insured by the United States Government or any agency thereof and backed by the full faith and credit of the United States having maturities of not more than twelve (12) months from the date of acquisition; (b) certificates of deposit, time deposits, Eurodollar time deposits, or bankers' acceptances having in each case a tenor of not more than three (3) months from the date of acquisition issued by any U.S. commercial bank or any branch or agency of a non-U.S. commercial bank licensed to conduct business in the U.S. having combined capital and surplus of not less than Five Hundred Million Dollars ($500,000,000); (c) commercial paper of an issuer rated at least A-1 by S&P or P-1 by Moody's at the time of acquisition, and in either case having a tenor of not more than twelve
(12) months; and (d) money market funds that (i) comply with the criteria set forth in SEC Rule 2a-7 under the Investment Company Act of 1940, (ii) are rated AAA by Standard and Poor's Ratings Group, a division of The McGraw Hill Corporation, and Aaa by Moody's Investors Services, Inc. and (iii) have portfolio assets of at least $500,000,000.

     "Change of Control" means (a) a purchase or acquisition, directly or indirectly, by any "person" or "group" within the meaning of Section 13(d)(3) and 14(d)(2) of the Securities Exchange Act of 1934 (a "Group"), of "beneficial ownership" (as such term is defined in Rule 13d-3 under the Exchange Act) of securities of Borrower which, together with any securities owned beneficially by any "affiliates" or "associates" of such Group (as such terms are defined in Rule 12b-2 under the Exchange Act), shall represent more than thirty percent (30%) of the combined voting power of Borrower's securities which are entitled to vote generally in the election of directors (or managers, in the case of a limited liability company) and which are outstanding on the date immediately prior to the date of such purchase or acquisition; or (b) a sale of all or substantially all of the assets of Borrower taken as a whole to any Person or Group; or (c) the liquidation or dissolution of Borrower; or (d) the first day on which a majority of the directors (or managers, in the case of a limited liability company) of Borrower are not Continuing Directors (as herein defined). As herein defined, "Continuing Directors" means any Director of Borrower who is a Director of Borrower as of the date of this Agreement as listed on Appendix I hereto.

     "Closing"  means the date on which all  conditions  precedent  set forth in
Section 4.01 are satisfied or waived by the Lender.

     "Code" means the Internal Revenue Code of 1986 and regulations promulgated thereunder.

     "Collateral" means all tangible and intangible assets of Borrower and any Subsidiary thereof, now existing or hereafter acquired, including without limitation, all Oil and Gas Properties, the Oil and Gas attributable thereto, and the Debt Service Account.

     "Common Stock" means common stock of Borrower, par value $0.05 per share.

     "Compliance Certificate" means that certain certificate in the form of Exhibit C.

     "Confidential Private Placement Memorandum" means that certain Confidential Private Placement Memorandum dated November 8, 2005.

     "Contingent Obligation" means, as to any Person without duplication, any direct or indirect liability of that Person with or without recourse, (a) with respect to any Indebtedness, dividend, letter of credit or other similar obligation (the "primary obligations") of another Person (the "primary obligor"), including any Guaranty Obligation of that Person; (b) with respect to any Surety Instrument issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings or payments; or (c) to purchase any materials, supplies or other property from, or to obtain the services of, another Person if the relevant contract or other related document or obligation requires that payment for such materials. supplies or other property, or for such services, shall be made regardless of whether delivery of such materials, supplies or other property is ever made or tendered, or such services are ever performed or tendered. The amount of any Contingent Obligation shall, in the case of Guaranty Obligations, be deemed equal to the maximum stated or determinable amount of the primary obligation in respect of which such Guaranty Obligation is made or, if not stated or if indeterminable, the maximum reasonably anticipated liability in respect thereof, and in the case of other
Contingent Obligations shall be equal to the maximum reasonably anticipated liability in respect thereof..

     "Contract Rate" has the meaning specified in Appendix I.

     "Contractual Obligation" means, as to any Person, any provision of any security issued by such Person or of any agreement, undertaking, contract, indenture, mortgage, deed of trust or other instrument, document or agreement to which such Person is a party or by which it or any of its property is bound.

     "Current Management" means the current executive officers of Borrower as specified in Appendix I.

     "Debt Service Account" has the meaning specified in Section 6.15.

     "Debt Service Amount" means the amount set forth under Appendix I.

     "Default" means any event or circumstance which, with the giving of notice, the lapse of time, or both, would (if not cured or otherwise remedied during such time) constitute an Event of Default.

     "Default Rate" is defined on Appendix I.

     "Dollars", "dollars" and "$" each mean lawful money of the United States.

     "EBITDA" means with respect to Borrower, for any fiscal period, without duplication (i) Net Income plus (ii) depreciation, depletion, amortization and other non-cash items reducing Net Income plus (iii) Interest Expense plus (iv) income tax expense.

     "Effective Amount" means on any date, the outstanding principal amount of the Loans after giving effect to any prepayments or repayments of the Loans occurring on such date.

     "Environmental Claims" means all material claims by any Governmental Authority or other Person alleging potential liability or responsibility for violation of any Environmental Law, or for release or injury to the environment.

     "Environmental Laws" means all material federal, state or local laws, statutes, common law duties, rules, regulations, ordinances and codes, together with all material administrative orders, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authorities, in each case relating to environmental, health, and safety matters.

     "ERISA" means the Employee Retirement Income Security Act of 1974, and regulations promulgated thereunder.

     "ERISA Affiliate" means any trade or business (whether or not incorporated) under common control with Borrower within the meaning of Section 414(b), (c),
(m) or (o) of the Code.

     "ERISA Event" means (a) a Reportable Event with respect to a Plan; (b) a withdrawal by Borrower or any ERISA Affiliate from a Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations which is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by Borrower or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate (other than pursuant to Section 4041(b) of ERISA), the treatment of a Plan amendment as a termination under Section 4041(c) or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Plan or Multiemployer Plan; (e) an event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan or Multiemployer Plan; or (f) the imposition of any liability under Title IV of ERISA, other than PBGC premiums due but not delinquent under Section 4007 of ERISA, upon Borrower or any ERISA Affiliate.

     "Event of Default"  means any of the events or  circumstances  specified in
Section 8.01.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, and regulations promulgated thereunder.

     "FRB" means the Board of Governors of the Federal Reserve System, and any Governmental Authority succeeding to any of its principal functions.

     "Fixed Charges" means, with respect to Borrower, for any fiscal period, the sum of Interest Expense plus scheduled principal payments of any Indebtedness for borrowed money.

     "Fixed Charge Coverage Ratio" means, as of the end of any fiscal quarter, the ratio of (a) Borrower's EBITDA for the twelve month period then ended to (b) Borrower's Fixed Charges for the twelve month period then ended.

     "GAAP" means generally accepted accounting principles set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board.

     "Governmental Authority" means any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

     "Guaranty Obligations" means with respect to any Indebtedness, dividend, letter of credit or other similar obligation (the "primary obligations") of another Person (the "primary obligor"), including any obligation of that Person
(i) to purchase, repurchase or otherwise acquire such primary obligations or any security therefor, (ii) to advance or provide funds for the payment or discharge of any such primary obligation, or to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet item, level of income or financial condition of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, or (iv) otherwise to assure or hold harmless the holder of any such primary obligation against loss in respect thereof.

     "Hedge Agreements" means all future contracts, forward contracts, swap, cap or collar contracts, option contracts, hedging contracts or other derivative contracts or similar agreements covering Oil and Gas commodities or prices or financial, monetary or interest rate instruments.

     "Highest Lawful Rate" means, as of a particular date, the maximum nonusurious interest rate that under applicable federal and Texas law may then be contracted for, charged or received by the Lender in connection with the Obligations.

     "Hydrocarbon Interests" means leasehold and other interests in or under oil, gas and other liquid or gaseous hydrocarbon leases with respect to Oil and Gas wherever located, mineral fee interests, overriding royalty and royalty interests, net profit interests, production payment interests relating to Oil and Gas wherever located, including any beneficial, reserved or residual interest of whatever nature.

     "Indebtedness" of any Person means, without duplication, (a) all indebtedness for borrowed money; (b) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (other than trade payables entered into in the ordinary course of business on ordinary terms); (c) all non-contingent reimbursement or payment obligations with respect to Surety Instruments; (d) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses; (e) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to property acquired by the Person (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property) including, without limitation, production payments, net profit interests and other Hydrocarbon Interests subject to repayment out of future Oil and Gas production; (f) all obligations with respect to Capital Leases; (g) all indebtedness referred to in clauses (a) through (f) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property (including accounts and contracts rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness; and (i) all Guaranty Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (a) through (g) above.

     "Indemnified  Environmental  Liabilities"  has  the  meaning  specified  in
Section 9.06.

     "Indemnified Liabilities" has the meaning specified in Section 9.05.

     "Indemnified Person" has the meaning specified in Section 9.05.

     "Independent Auditor" means a recognized independent public accounting firm retained by Borrower and approved by the Lender.

     "Initial Loan Amount" means the amount set forth under Appendix I.

     "Initial Reserve Report" means the Reserve Report described in Section 4.01(c).

     "Insolvency Proceeding" means (a) any case, action or proceeding relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding up or relief of debtors, or (b) any general assignment for the benefit of creditors, composition, marshalling of assets for creditors, or other, similar arrangement in respect of its creditors generally or any substantial portion of its creditors; undertaken under U.S. Federal, state or foreign law, including the Bankruptcy Code.

     "Interest Expense" means, with respect to Borrower, for any fiscal period, the aggregate amount of all costs, fees and expenses paid by Borrower in such fiscal period which are classified as interest expense on the financial statements of Borrower.

     "Interest Payment Date" means the first Business Day of each calendar month.

     "IRS" means the Internal Revenue Service, and any Governmental Authority succeeding to any of its principal functions under the Code.

     "Knowledge of Borrower" (or similar language to that effect) means to the knowledge, after due inquiry, of any executive officer of Borrower.

     "Lender's Payment Office" means the principal address for the Lender as set forth on Appendix I hereof or such other address as the Lender may from time to time specify.

     "Lien" means any security interest, mortgage, deed of trust, pledge, hypothecation, assignment, charge or deposit arrangement, encumbrance, lien (statutory or other) or preferential arrangement of any kind or nature whatsoever in respect of any property (including those created by, arising under or evidenced by any conditional sale or other title retention agreement and the interest of a lessor under a Capital Lease), any financing lease having substantially the same economic effect as any of the foregoing, or the filing of any financing statement naming the owner of the asset to which such Lien relates as debtor, under the Uniform Commercial Code or any comparable law and any contingent or other agreement to provide any of the foregoing.

     "Loans" means collectively, each extension of credit by the Lender to Borrower under Section 2.01.

     "Loan Documents" means this Agreement, the Note, the Warrants, the Registration Rights Agreement, the Security Documents, the Subordination Agreement and all other documents delivered to the Lender in connection herewith.

     "Margin Stock" means "margin stock" as such term is defined in Regulation T, U or X of the FRB.

     "Material Adverse Effect" means (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties or financial condition of Borrower; (b) a material impairment of the ability of Borrower to perform under any Loan Document; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against Borrower of any Loan Document.

     "Maximum Loan Amount" means the amount set forth under Appendix I.

     "Mortgages" means any "Mortgage, Deed of Trust, Assignment of Production, Security Agreement and Financing Statement" from Borrower to the Lender (or any comparable instrument) and all supplements, assignments, amendments and restatements thereto (or any agreement in substitution therefor) which are executed and delivered to the Lender pursuant to Article III of this Agreement.

     "Mortgage Matching Schedule" means, a schedule maintained by the Lender or its counsel correlating and reconciling the wells and related working interests and net revenue interests constituting the Mortgaged Properties against those for the Oil and Gas Properties covered by Borrower's most recently delivered Reserve Report.

     "Mortgaged Properties" means the Oil and Gas Properties and such other properties upon which Borrower has purported to grant a Lien in favor of the Lender pursuant to the Mortgages.

     "Multiemployer  Plan" means a  "multiemployer  plan," within the meaning of
Section 4001(a)(3) of ERISA, to which Borrower or any ERISA Affiliate makes, is making, or is obligated to make contributions or, during the preceding seven (7) calendar years, has made, or been obligated to make, contributions.

     "Net Income" means, for any fiscal period, the net income (or net loss) of such Person for such period.

     "Note" means the promissory note specified in Section 2.01, substantially in the same form as Exhibit A, issued by Borrower hereunder to the Lender, including any amendment, modification, renewal or replacement of such promissory note.

     "Obligations" means the aggregate amount of all advances, debts, liabilities, obligations, covenants and duties of Borrower arising under any Loan Document or owing by Borrower to the Lender or any Indemnified Person, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising.

     "Oil and Gas" means petroleum, natural gas and other related hydrocarbons or minerals or any of them and all other substances produced or extracted in association therewith.

     "Oil and Gas Properties" means Hydrocarbon Interests now owned or hereafter acquired by Borrower, or any Subsidiary thereof, and contracts executed in connection therewith and all tenements, hereditaments, appurtenances, and properties belonging, affixed or incidental to such Hydrocarbon Interests, including, without limitation, any and all property, real or personal, now owned or hereafter acquired by Borrower and situated upon or to be situated upon, and used, built for use, or useful in connection with the operating, working or developing of such Hydrocarbon Interests, including, without limitation, any and all petroleum and/or natural gas wells, structures, field separators, liquid extractors, plant compressors, pumps, pumping units, field gathering systems, tank and tank batteries, fixtures, valves, fittings, machinery and parts, engines, boilers, liters, apparatus, equipment, appliances, tools, implements, cables, wires, towers, tubing and rods, surface leases, rights-of-way, easements and servitudes, and all additions, substitutions, replacements for, fixtures and attachments to any and all of the foregoing owned directly or indirectly by Borrower and its Subsidiaries.

     "Operating Lease" means an operating lease determined in accordance with GAAP.

     "Organization Documents" means, for any corporation: the articles of incorporation, the bylaws, any certificate of determination or instrument relating to the rights of the shareholders of such corporation, any shareholder rights agreement, and all applicable resolutions of the board of directors (or any committee thereof) of such corporation; for any limited liability company: the articles of organization, the regulations or operating agreement, certificate of organization and all applicable resolutions of the members of such company; and for any limited partnership: the certificate of limited partnership, the limited partnership agreement and all Organization Documents for its general partner as any of the foregoing have been amended or supplemented from time to time.

     "Other  Taxes"  means  any  present  or  future   mortgage  tax,  stamp  or
documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any other Loan Documents.

     "Partners" means each general and limited partner of Petro Capital V, L.P.

     "PBGC" means the Pension Benefit Guaranty Corporation, or any Governmental Authority succeeding to any of its principal functions under ERISA.

     "Pension Plan" means a pension plan (as defined in Section 3(2) of ERISA) subject to Title IV of ERISA, other than a Multiemployer Plan, which Borrower sponsors, maintains, or to which it makes, is making, or is obligated to make contributions, or in the case of a Multiemployer Plan (as described in Section 4064(a) of ERISA) has made contributions at any time during the immediately preceding five (5) plan years.

   "Permitted Liens" has the meaning set forth in Section 7.01.

     "Person"   means   an   individual,   partnership,   limited   partnership,
corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture or Governmental Authority.

     "Plan" means an employee benefit plan (as defined in Section 3(3) of ERISA) which is subject to ERISA, other than a Multiemployer Plan, and which Borrower sponsors or maintains or to which Borrower makes, is making, or is obligated to make contributions and includes any Pension Plan.

     "Principal Business" means the business of the exploration for, development of, and the acquisition, production, gathering and upstream marketing of Oil and Gas.

     "Production Sales Contracts" mean those agreements now or hereafter executed in connection with the sale by Borrower of Oil and Gas attributable to the Oil and Gas Properties as same may be amended from time to time.

     "Quarterly Principal Payment Amount" means the amount set forth under Appendix I.

     "Quarterly Principal Payment Date" means on or before the last day of each calendar quarter, commencing on the date set forth under Appendix I.

     "Registration Rights Agreement" means that certain Registration Rights Agreement of even date herewith between Borrower and the Lender.

     "Regulation U" and "Regulation X" means Regulation U and Regulation X, respectively, of the FRB.

     "Requirement of Law" means, as to any Person, any law (statutory or common), treaty, rule or regulation or determination of an arbitrator or of a Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

     "Reserves" means those quantities of Oil and Gas which are anticipated to be commercially recovered from known accumulations from a given date forward including "Proved Reserves," "Probable Reserves" and "Possible Reserves" as those reserves are denominated and determined in accordance with the methods commonly accepted by the Society of Petroleum Engineers for evaluating Oil and Gas reserves.

     "Reserve Report" means a report, acceptable to the Lender, covering proved developed, proved undeveloped and probable Oil and Gas reserves attributable to the Oil and Gas Properties and setting forth (i) the total quantity of proved developed and proved undeveloped reserves (separately classified as producing, shut-in, behind pipe, and undeveloped), (ii) the estimated future net revenues and future net income and cumulative estimated future net revenues and future net income, (iii) the discounted present value of future net income, and (iv) such other information and data with respect to the Oil and Gas Properties as the Lender may reasonably request.

     "Responsible Officer" means the chief executive officer, chief financial officer or president of Borrower or such other Person designated as a Responsible Officer by Borrower.

     "SEC" means the Securities and Exchange Commission.

     "SEC Filings" means all forms, reports, schedules, statements and other documents required to be filed by Borrower under the Securities Act, Exchange Act, and the rules and regulations promulgated thereunder.

     "Securities Act" means the Securities Act of 1933, as amended.

     "Security Documents" means the Mortgages, collateral assignments, security agreements, pledges, assignments, control agreements, and related financing statements listed on Schedule I as same may be amended, supplemented or modified from time to time and any and all other instruments now or hereafter executed in connection with or as security for the payment of the Obligations.

     "Solvent" means, as to any Person at any time, that (a) the fair value of all of the property of such Person is greater than the amount of such Person's liabilities (including disputed, contingent and unliquidated liabilities) as such value is established and liabilities evaluated for purposes of Section 101(32) of the Bankruptcy Code; (b) the present fair saleable value of all of the property of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured; (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature; and (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute unreasonably small capital.

     "Stated Maturity Date" means the date set forth on Appendix I stated to be the maturity date for the Note.

     "Status Report" means a status report prepared periodically (as specified on Appendix I) by Borrower in form, scope and content acceptable to the Lender, setting forth as of such period then ended (i) detailed production data from the Oil and Gas Properties by property, including, the volumes of Oil and Gas produced and saved, the volumes of Oil and Gas sold, gross revenue, Net Income of Borrower, related leasehold operating expenses, severance taxes, capital costs and any production imbalances incurred during such period (ii) all new Oil and Gas Properties acquired by Borrower since the date of Borrower's last Status Report, (iii) the current list of purchasers of production including mailing address and the wells covered by such Production Sales Contracts, and (iv) such additional information with respect to any of the Oil and Gas Properties as may be reasonably requested by the Lender.

     "Subordination Agreement" means a Subordination Agreement in the form of Exhibit F hereto, by and among Borrower, Lender and Tauren.

     "Subsidiary" of a Person means any corporation, association, partnership, joint venture or other business entity of which more than 50% of the voting stock or other equity interests (in the case of Persons other than corporations), is owned or controlled directly or indirectly by the Person, or one or more of the Subsidiaries of the Person, or a combination thereof. Unless the context otherwise clearly requires, references herein to a "Subsidiary" refer to a Subsidiary of Borrower.

     "Surety Instruments" means all letters of credit (including standby), banker's acceptances, bank guaranties, shipside bonds, surety bonds and similar instruments.

     "Tangible Net Worth" means, at any date, the net worth of Borrower after subtracting therefrom the aggregate amount of treasury stock, goodwill, deferred development costs, franchises, licenses, patents, trademarks, trade names, copyrights, service marks and brand names and all other intangible assets (other than Oil and Gas leases to the extent classified as intangible assets) of Borrower classified as such under GAAP.

     "Tauren" means Tauren Exploration, Inc., an affiliate of the chief executive officer of Borrower.

     "Taxes" means any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding such taxes (including income taxes or franchise taxes) as are imposed on or measured by the Lender's Net Income by the jurisdiction (or any political subdivision thereof) under the laws of which the Lender is organized or maintains a lending office.

     "Tax Return" means any return, report, information return or other document (including any related or supporting information) relating to Taxes, including without limitation all information returns, any claims for refunds of Taxes and any amendments or supplements to any of the foregoing.

     "Termination  Date" means the earlier of (a) the Stated  Maturity  Date, or
(b) the date on which the Loans are due and payable in accordance with the provisions of this Agreement.

     "United States" and "U.S." each means the United States of America.

     "Warrants" means 5-year detachable warrants to acquire unregistered shares of Common Stock of Borrower substantially in the same form as attached as Exhibit D.

     "Warrant Shares" means the shares of Common Stock or other securities issuable upon the exercise of the Warrants

     "West Texas Properties" means currently owned Oil and Gas Properties located in Callahan, Eastland and Palo Pinto Counties, Texas.

         1.02 Other Interpretive Provisions. The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms. Unless otherwise specified or the context clearly requires otherwise, the words
"hereof", "herein", "hereunder" and similar words refer to this Agreement as a whole and not to any particular provision of this Agreement; and Subsection, Section, Schedule and Exhibit references are to this Agreement. The term "documents" includes any and all instruments, documents, agreements, certificates, indentures, notices and other writings, however evidenced. The term "including" is not limiting and means "including without limitation." In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including"; the words "to" and "until" each mean "to but excluding", and the word "through" means "to and including." Unless otherwise expressly provided herein, (i) references to agreements (including this Agreement) and other contractual instruments shall be deemed to include all subsequent amendments and other modifications thereto, but only to the extent such amendments and other modifications are not prohibited by the terms of any Loan Document, and (ii) references to any statute or regulation are to be construed as including all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting the statute or regulation. The captions and headings of this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement. This Agreement and the other Loan Documents are the result of negotiations among and have been reviewed by counsel to the Lender and Borrower, and are the products of all parties. Accordingly, they shall not be construed against Borrower, or the Lender merely because of the Lender's involvement in the preparation thereof.

         1.03 Accounting Principles.

         (a) Unless the context otherwise clearly requires, all accounting terms not expressly defined herein shall be construed, and all financial computations required under this Agreement shall be made in accordance with GAAP, consistently applied.

         (b) References herein to "fiscal year" and "fiscal quarter" refer to such fiscal periods of Borrower.

         (c) References herein to Borrower's financial statements or balance sheets shall mean, respectively, the consolidated financial statements or consolidated balance sheets of Borrower and its Subsidiaries, if any.

                                   ARTICLE II.
                                   THE CREDIT

         2.01 Amounts and Terms of the Loans. The Lender agrees, on the terms and conditions set forth herein, to lend to Borrower the Initial Loan Amount, which shall be funded to Borrower at Closing, except for the Debt Service Amount, which shall be funded into the Debt Service Account. The Lender shall have the option, exercisable in its sole discretion within sixty (60) days from Closing and upon Borrower's written request, to lend to Borrower an amount up to the amount equal to the difference between the Maximum Loan Amount and the Initial Loan Amount. The obligation of Borrower to repay the Loans made by the Lender, together with interest accruing thereon, shall be evidenced by the Note. If Borrower pays or prepays any portion of the Loans under this Agreement, then such portion may not be reborrowed.

         2.02 Prepayment.  In addition to mandatory repayments of the Note under
Section 2.03, Borrower may, at any time prepay the Loans in full, or in minimum amounts of $100,000.00 or integral multiples thereof, upon irrevocable notice to the Lender of not less than five (5) Business Days; provided that a notice of prepayment delivered by the Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by Borrower (by notice to Lender on or prior to the specified effective date) if such condition is not satisfied.

         2.03 Repayment.


         (a) Principal. Borrower shall repay the outstanding principal under the Note as follows:


                  (i) Subject to the Quarterly Principal Payment Deferral Option set forth on Appendix I, on each Quarterly Principal Payment Date, an amount equal to the Quarterly Principal Payment Amount (each such payment a "Quarterly Principal Payment"); and

                  (ii) On the Termination Date, an amount equal to any outstanding principal under the Note remaining on such date, together with all accrued but unpaid interest and outstanding expenses hereunder or under the Loan Documents.


         (b) Interest.

                  (i) Principal outstanding under the Note shall bear interest from Closing at a rate per annum equal to the lesser of (a) the Contract Rate, or (b) the Highest Lawful Rate.

                  (ii) Interest shall accrue at the Contract Rate on principal outstanding under the Note and shall be paid in arrears on each Interest Payment Date and any accrued but unpaid interest shall be due and payable in full on the Termination Date.

                  (iii) Notwithstanding Subsection 2.03(b)(i), (A) immediately while any Default under Section 7.06 or Event of Default under 8.01(a) exists and (B) following thirty (30) days written notice from the Lender while any other Event of Default exists; Borrower shall pay interest (after as well as before entry of judgment thereon to the extent permitted by law) on the outstanding principal amount of the Loans, at a rate per annum equal to the Default Rate until paid, regardless whether payment is made before or after entry of a judgment.

         2.04 Fees.

         (a) Commitment Fee. Borrower shall pay to the Lender at Closing a Commitment Fee in the amount set forth on Appendix I hereto. Borrower shall pay to the Lender at the time of any additional Loan made pursuant to Lender's option in Section 2.01, a Commitment Fee in the amount set forth on Appendix I hereto.

         (b) Warrants. Borrower shall deliver to the Lender at Closing, in connection with the Initial Loan, Warrants for the number of shares of Borrower's Common Stock set forth on Appendix I. Borrower shall deliver to the Lender at the time of any additional Loan made pursuant to Lender's option in
Section 2.01, Warrants for the number of shares equal to 33.34% of the amount of such Loan.

         (c) Other Fees. Borrower shall pay such other fees at Closing as required under Section 4.01(d) and as Borrower shall be required to pay pursuant to any separate agreement executed by Borrower and Administrative Agent or any of its Affiliates setting forth the compensation to be paid to Administrative Agent and/or its Affiliates in consideration of providing services in connection with this Agreement.

         (d) Fees Fully Earned. Borrower agrees that as of Closing all such fees and Warrants as provided under this Section 2.04 shall be fully earned.

         2.05 Computation of Fees and Interest. All computations of interest for the Loans and all other computations of fees shall be made on the basis of actual days elapsed (including the first day but excluding the last day) but computed as if each month consisted of 30 days and each calendar year consisted of 360 days.

         2.06 Payments by Borrower.

         (a) All payments to be made by Borrower shall be made to the Lender, without set-off, recoupment or counterclaim. Except as otherwise expressly provided herein, all payments by Borrower shall be made to the Lender at Lender's Payment Office, and shall be made in dollars and in immediately available funds, no later than 11:00 a.m. (Central time) on the date due. Any payment received by the Lender later than 11:00 a.m. (Central time) shall be deemed to have been received on the following Business Day and any applicable interest or fee shall continue to accrue.

         (b) Whenever any payment is due on a day other than a Business Day, such payment shall be made on the following Business Day, and such extension of time shall in such case be included in the computation of interest or fees, as the case may be.

         2.07 Taxes.

         (a) Any and all payments by Borrower hereunder or under the Note shall be made free and clear of and without deduction for any and all present or future Taxes. If Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under the Note to the Lender, then
(i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.07) the Lender receives an amount equal to the sum they would have received had no such deductions been made, (ii) Borrower shall make such deductions, and (iii) Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

         (b) In addition, Borrower agrees to pay any Other Taxes.

         (c) Borrower will indemnify the Lender for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 2.07) paid by the Lender or any liability (including penalties and interest) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. This indemnification shall be made within five (5) days from the date the Lender makes written demand therefor.

         (d) Within 30 days after the date of any payment of Taxes, Borrower will furnish to the Lender, at its principal address set forth in Appendix I, the original or a certified copy of a receipt evidencing payment thereof.

         (e) Without prejudice to the survival of any other agreement of Borrower hereunder, the agreements and obligations of Borrower contained in this
Section 2.07 shall survive the termination of the commitments under this Agreement and the payment in full of the Obligations.

                                  ARTICLE III.
                                    SECURITY

         3.01 The Security. The Obligations will be secured by a Lien on all of the Collateral, now or hereafter acquired, including without limitation the Collateral described in Schedule I under the Security Documents.

         3.02 Agreement to Deliver Security Documents. Borrower agrees to notify the Lender of any additional interests acquired by Borrower or any Subsidiary in Oil and Gas Properties or other Collateral and to deliver to the Lender to further secure the Obligations, deeds of trust, mortgages, chattel mortgages, security agreements, financing statements, letters in lieu of production, and other Security Documents in form and substance satisfactory to the Lender covering all of the Collateral, for the purpose of granting, confirming, and perfecting first and prior Liens or security interests. Borrower also agrees to deliver, whenever requested by the Lender, favorable title opinions from legal counsel acceptable to the Lender or such other evidence of title satisfactory to the Lender with respect to the Oil and Gas Properties designated by the Lender, based upon abstract or record examinations to dates acceptable to the Lender,
(a) evidencing that Borrower has good and defensible title to such Oil and Gas Properties, free and clear of all Liens except Permitted Liens, (b) confirming that such Oil and Gas Properties are subject to Liens granted under Security Documents securing the Obligations and such Security Documents constitute and create legal, valid and duly perfected first deed of trust or mortgage Liens in such Oil and Gas Properties and first priority assignments of and security interests in the Oil and Gas attributable to such Oil and Gas Properties and the proceeds thereof, and (c) covering such other matters as the Lender may reasonably request.

         3.03 Perfection and Protection of Security Interests and Liens. Borrower will from time to time deliver to the Lender any financing statements, amendments, assignments and continuation statements, extension agreements and other documents, properly completed (and executed and/or acknowledged when required) by Borrower in form and substance satisfactory to the Lender, which the Lender requests for the purpose of perfecting, confirming, or protecting any Liens or other rights in Collateral securing any Obligations. Borrower hereby authorizes the Lender to file, in any applicable jurisdiction where the Lender deems it necessary, a financing statement or statements, and at the request of the Lender, Borrower will join Lender in executing one or more financing statements pursuant to the applicable Uniform Commercial Code in form satisfactory to the Lender, and will pay the cost of filing or recording such instrument, as a financing statement, in all public offices at any time and from time to time whenever filing or recording of any financing statement is deemed by the Lender to be necessary or reasonable.

         3.04 Offset. To secure the repayment of the Obligations, Borrower hereby grants the Lender a security interest, Lien, and right of offset, each of which shall be in addition to all other interests, Liens, and rights of the Lender at common law, under the Loan Documents or otherwise, and each of which shall be upon and against (a) any and all moneys, securities or other property (and the proceeds therefrom) of Borrower now or hereafter held or received by or in transit to the Lender from or for the account of Borrower, whether for safekeeping, custody, pledge, transmission, collection or otherwise, and (b) any other credits and claims of Borrower at any time existing against the Lender. Upon the occurrence of any Event of Default, the Lender is hereby authorized to foreclose upon, offset, appropriate, and apply, at any time and from time to time, without notice to Borrower, any and all items hereinabove referred to against the Obligations then due and payable.

         3.05 Production Proceeds.

         (a) Borrower shall provide to the Lender undated letters, in the form of Exhibit D attached hereto, in blank to each purchaser of production and disburser of proceeds of production from or attributable to the Mortgaged Properties, with the addressees left blank, authorizing and directing the addressees to make future payments attributable to Borrower's share of production from the Mortgaged Properties directly to the Lender.

         (b) Borrower hereby designates the Lender as its agent and attorney-in-fact, to act in its name, place, and stead for the purpose of completing and delivering any and all of the letters in lieu of transfer orders delivered by Borrower, as applicable, to the Lender, including, without limitation, completing any blanks contained in such letters and attaching exhibits thereto describing the relevant Collateral. Borrower hereby ratifies and confirms all that the Lender shall lawfully do or cause to be done by virtue of this power of attorney and the rights granted with respect to such power of attorney. This power of attorney is coupled with the interest of the Lender in the Collateral, shall commence and be in full force and effect as of Closing and shall remain in full force and effect and shall be irrevocable so long as any Obligation remains outstanding or unpaid. The powers conferred on the Lender by this appointment are solely to protect the interests of the secured parties under the Loan Documents and shall not impose any duty upon the Lender to exercise any such powers. THE LENDER SHALL BE ACCOUNTABLE ONLY FOR AMOUNTS THAT IT ACTUALLY RECEIVES AS A RESULT OF THE EXERCISE OF SUCH POWERS AND SHALL NOT BE RESPONSIBLE TO BORROWER OR ANY OTHER PERSON FOR ANY ACT OR FAILURE TO ACT WITH RESPECT TO SUCH POWERS, EXCEPT FOR THE LENDER'S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

         (c) Notwithstanding that under the Mortgages, Borrower has assigned to the Lender all of the proceeds of production accruing to Borrower's share of production from the Mortgaged Properties covered thereby, until such time as an Event of Default shall have occurred and be continuing, Borrower shall be entitled to receive from the purchasers or disbursers of its production all such proceeds, subject however to the Liens created under the Mortgages. Upon the occurrence and during the continuance of an Event of Default, the Lender may deliver to the addressees the letters-in-lieu described in Section 3.05 above and may exercise all rights and remedies granted under the Mortgages, including the right to obtain possession of all proceeds of runs then held by Borrower or to receive directly from the purchaser or disburser of production such proceeds of production.

         (d) In no case shall any failure, whether intentional or inadvertent, by the Lender to collect directly any such proceeds of runs constitute in any way a waiver, rescission or release of any of its rights under the Mortgages, nor shall any release of any other proceeds of runs or of any rights of the Lender to collect other proceeds of runs thereafter.

                                   ARTICLE IV.
                              CONDITIONS PRECEDENT

         4.01 Conditions Precedent. The obligation of the Lender to make the initial Loan is subject to the condition that the Lender shall have received the following, in form and substance satisfactory to the Lender:

         (a) Credit Agreement and Other Loan Documents. This Agreement, the Note, the Warrants, the Registration Rights Agreement, the Security Documents, the Subordination Agreement and such other Loan Documents made a part hereof to be executed and delivered at Closing, executed by each party thereto, and where appropriate, properly acknowledged and notarized;

         (b) Secretary's Certificate. A certificate of the Secretary or Assistant Secretary of Borrower, certifying as of the date of Closing: (i) resolutions of the board of directors of Borrower authorizing the transactions contemplated hereby; (ii) the names and genuine signatures of the Responsible Officers of Borrower authorized to execute, deliver and perform, as applicable, this Agreement, the Security Documents, and all other Loan Documents to be delivered hereunder; (iii) the Organization Documents of Borrower as in effect on the date of Closing; (iv) the good standing certificate for Borrower from its state of incorporation, formation or organization, as applicable, evidencing its qualification to do business in such state as of a date no more than thirty (30) days prior to Closing; (v) as applicable, certificate(s) of authority for Borrower from foreign states wherein Borrower conducts business, evidencing Borrower's qualification to do business in such state as of a date no more than thirty (30) days prior to Closing; (vi) resolutions of the Special Committee; and (vii) the fairness opinion from the Financial Advisor.

         (c) Reserve Report. Receipt and satisfactory review of the current Reserve Report prepared by Netherland, Sewell and Associates, Inc. dated as of June 30, 2005, covering the Oil and Gas Properties (the "Initial Reserve Report");

         (d) Payment of Lender's Fees. Payment by Borrower of all accrued and unpaid fees, costs and expenses owed pursuant to this Agreement to the extent then due and payable at Closing including such fees set forth on Appendix I, together with attorney costs of the Lender to the extent invoiced prior to or at Closing, plus such additional amounts of attorney costs and filing fees as shall constitute the Lender's estimate of same incurred or to be incurred by it through Closing (provided that such estimate shall not thereafter preclude final settling of accounts between Borrower and the Lender); including any such costs, fees and expenses arising under or referenced in Sections 2.04 and 9.04;

         (e) Other Documents. Each additional document, instrument, or item of information requested by the Lender, including without limitation:

                  (i) satisfactory title information acceptable to the Lender in its sole discretion, verifying Borrower's good and defensible title to the Oil and Gas Properties free and clear of all Liens other than Permitted Liens;

                  (ii) copies of all environmental assessments, reports and other information with contents and findings reasonably satisfactory to the Lender with respect to the Oil and Gas Properties;

                  (iii) copies of all Joint Operating Agreements, Farmout Agreements, long term marketing or Production Sales Contracts, and other material contracts entered into by Borrower to the extent requested by Lender to the extent not already provided to Lender prior to Closing;

                  (iv)  certificates of insurance for Borrower as required under
         Section 6.06 of this Agreement;

                  (v) opinion of Borrower's Texas counsel in form satisfactory to the Lender including, among other matters, the due formation, standing and authorization of Borrower and as to the enforceability of the Loan Documents (other than any Mortgage to be recorded in a state other than the State of Texas), issuance of the Warrants and perfection of the Security Documents;

                  (vi)  opinion  of   Borrower's   Louisiana   counsel  in  form
         satisfactory to Lender as to the enforceability and perfection of the Mortgages to be filed in various parishes in Louisiana; and

                  (f) Additional Conditions Precedent. Borrower shall deliver or cause to be delivered such additional documentation and such other conditions shall be satisfied as set forth on Appendix I hereto.

                                   ARTICLE V.
                         REPRESENTATIONS AND WARRANTIES

Borrower represents and warrants to the Lender that:

         5.01 Corporate Existence and Power. Borrower: (a) is validly existing and in good standing under the laws of the State of Texas; (b) has the power and authority and all material governmental licenses, authorizations, consents and approvals to own its assets, carry on its business as currently conducted and to execute, deliver, and perform its obligations under the Loan Documents, (c) is duly qualified as a foreign company and is licensed and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification or license; and (d) is in compliance in all material respects with all Requirements of Law.

         5.02 Corporate Authorization; No Contravention. The execution, delivery and performance by Borrower of this Agreement and each other Loan Document to which it is a party, have been duly authorized by all necessary corporate action, and do not and will not: (a) contravene the terms of any of its Organization Documents; (b) conflict with or result in any breach or contravention of, or the creation of any Lien under, any document evidencing any Contractual Obligation to which it is a party or any order, injunction, writ or decree of any Governmental Authority to which it or its property is subject; or
(c) violate any Requirement of Law.

         5.03  Governmental  Authorization.  No  approval,  consent,  exemption,
authorization,   or  other  action  by,  or  notice  to,  or  filing  with,  any
Governmental Authority is necessary or required in connection with the execution, delivery or performance by, or enforcement against, Borrower of this Agreement or any other Loan Document to which it is a party.

         5.04 Binding Effect. This Agreement and each other Loan Document to which Borrower is a party constitute the legal, valid and binding obligations of Borrower, enforceable against Borrower in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability.

         5.05 SEC Filings; Interim Financial Statements.

         (a) Since June 30, 2002, Borrower and its Subsidiaries have filed with the SEC all forms, reports, schedules, statements, and other documents required to be filed by it under the Securities Act and the Exchange Act. Each SEC Filing was prepared in accordance with, and at the time of filing complied in all material respects with, the requirements of the Securities Act, the Exchange Act or other applicable federal securities laws and the rules and regulations promulgated thereunder, as applicable to such SEC Filing. None of the SEC Filings, including, without limitation, any financial statements or schedules included therein, at the time filed, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements (including, in each case, any related notes thereto) contained in the SEC Filings (i) have been prepared in conformity with GAAP applied on a consistent basis (except as described therein or the notes thereto), (ii) comply in all material respects as to form with applicable requirements and rules and regulations of the SEC with respect thereto and (iii) present fairly the consolidated financial position of Borrower and its consolidated Subsidiaries at the respective dates thereof and the consolidated results of its operations and changes in cash flows for the period indicated (subject to normal year-end audit adjustments in the case of any unaudited interim financial statements).

         (b) Philip Vogel & Co. P.C., Borrower's current public accounting firm, is an independent public accounting firm with respect to Borrower and has not resigned or been dismissed as independent public accountants of Borrower as a result of or in connection with any disagreement with Borrower on a matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure.

         (c) Borrower is in compliance with any and all applicable requirements of the Sarbanes-Oxley Act of 2002 that are effective as of the date hereof, and any and all applicable rules and regulations promulgated by the SEC thereunder that are effective as of the date hereof, except where such noncompliance would not have, individually or in the aggregate, a Material Adverse Effect.

         (d) The information included in or incorporation by reference in the Confidential Private Placement Memorandum in connection with the securities offering does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading. If, at any time prior to Closing, any event with respect to Borrower shall occur which is required to be described in the Confidential Private Placement Memorandum in order for the Confidential Private Placement Memorandum not to contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading, such event shall be so described, and an appropriate amendment or supplement shall be prepared by Borrower.

         5.06 Litigation. Except to the extent expressly disclosed in the SEC Filings there are no actions, suits, proceedings, claims or disputes pending or, to the Knowledge of Borrower, threatened against or involving Borrower or any Subsidiary (or any of their respective directors or officers in connection with the business or affairs of Borrower or any Subsidiary) that are reasonably likely to have a Material Adverse Effect. As of the date hereof, there are no actions, suits, proceedings, claims or disputes pending or, to the Knowledge of Borrower, threatened seeking to restrain, prohibit, or obtain damages in connection with this Agreement or the transactions contemplated hereby.

         5.07 No Default. No Default or Event of Default exists or would be reasonably expected to result from the incurring of any Obligations by Borrower. As of the date on which Closing occurs, Borrower is not in default under or with respect to any Contractual Obligation in any respect which, individually or together with all such defaults, would reasonably be expected to have a Material Adverse Effect.

         5.08 ERISA.

         (a) Borrower has not had and currently does not have or maintain a Plan.

         (b) Borrower does not sponsor, maintain or contribute to, or has at any time in the preceding six calendar years, sponsored, maintained or contributed to, any Multiemployer Plan.

         5.09 Margin Regulations. The proceeds of the Loans shall be used solely for the purposes set forth in and permitted by Section 6.11. Borrower is not generally engaged in the business of purchasing or selling Margin Stock or extending credit for the purpose of purchasing or carrying Margin Stock.

         5.10 Title to Properties. Borrower has good and defensible title to the Oil and Gas Properties and all other real property necessary or used in the ordinary conduct of its business. As of Closing, the Collateral is subject to no Liens, other than Permitted Liens.

         5.11 Oil and Gas Reserves. Borrower is and will hereafter be the owner of the Oil and Gas that it purports to own from time to time in and under the Oil and Gas Properties, together with the right to produce the same. Such Oil and Gas Properties are not subject to any Lien other than Permitted Liens. All Oil and Gas has been and will hereafter be produced, sold and delivered in accordance with all applicable laws and regulations of Governmental Authority; Borrower has complied and will comply with all material terms of each oil, gas and mineral lease comprising the Oil and Gas Properties and all other Contractual Obligations related thereto; and all such oil, gas and mineral leases have been and will hereafter be maintained in full force and effect. Provided, however that nothing in this Section 5.11 shall prevent Borrower from abandoning any well or forfeiting, surrendering, releasing or defaulting under any lease in the ordinary course of business which is not disadvantageous in any way to the Lender and which, in the opinion of Borrower, is in the best interest of Borrower, and Borrower is and will hereafter be in compliance with all obligations hereunder.

         5.12 Initial Reserve Report. To the knowledge of Borrower (i) the assumptions stated or used in the preparation of the Initial Reserve Report are reasonable, (ii) all information furnished in the preparation of the Initial Reserve Report was accurate in all material respects, (iii) there has been no material adverse change in the amount of the estimated Oil and Gas shown in the Initial Reserve Report since the date thereof, except for changes which have occurred as a result of production from and after the effective date thereof in the ordinary course of business, and (iv) the Initial Reserve Report does not omit any statement or information necessary to cause the same not to be misleading to the Lender.

         5.13 Gas Imbalances. Except as disclosed to the Lender in writing prior to the date of this Agreement, there are no gas imbalances in excess of two percent (2%) of monthly projected deliveries from the Oil and Gas Properties in the aggregate, and no take or pay or other prepayments with respect to the Oil and Gas Properties which would require Borrower to deliver Oil and Gas produced from any of the Oil and Gas Properties at some future time without receiving full payment therefor within sixty (60) days of such production.

         5.14 Taxes. Since January 1, 2002, except as specifically identified in the SEC Filings:

         (a) Borrower and each of its Subsidiaries (hereinafter sometimes referred to collectively as the "Taxpayers" or individually as a "Taxpayer") have timely filed with the appropriate Tax authorities all Tax Returns required to be filed by each of them, and such Tax Returns are true, complete, and correct in all material respects.

         (b) The Taxpayers have duly paid in full all material Taxes that are payable by each such Taxpayer on or prior to Closing, and have accrued Taxes for any period that begins prior to Closing and ends after Closing in the Taxpayers' financial records and in the financial statements contained in the SEC Filings to the extent that such Taxes are not required to be paid on or prior to Closing.

         (c) There is no audit or other matter in controversy with respect to any Taxes due and owing by any Taxpayer, and there is no Tax deficiency or claim assessed or, to the Knowledge of Borrower, proposed or threatened in writing against any Taxpayer, other than in respect of any such audits, controversies, deficiencies, assessments, or proposed assessments that are being contested in good faith and, if the amount in controversy exceeds $100,000, are disclosed in
Schedule 5.14.

         (d) The Taxpayers each have withheld all material Taxes required to have been withheld and paid by them on their behalf in connection with amounts paid or owing to any employee, independent contractor, creditor, shareholder, or other third party, and such withheld Taxes have either been duly paid to the proper Governmental Authority or set aside in accounts for such purpose.

         (e) None of the Taxpayers (i) has waived any statutory period of limitations for the assessment of any Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency other than in the case of any such waivers or extensions in respect of an assessment or deficiency of Tax the liability of which has been satisfied or settled or has expired, (ii) has filed a consent under Internal Revenue Code Section 341(f) concerning collapsible corporations, or (iii) has any liability for the Taxes of any other person as defined in Section 7701(a)(1) of the Internal Revenue Code under Treasury Regulation ss. 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee, successor or by contract other than with respect to the other Taxpayers.

         (f) No claim has been made in any taxable year which remains open by an authority in a jurisdiction where a Taxpayer does not file Tax Returns that such Taxpayer is or may be subject to taxation by that jurisdiction.

         (g) None of the Taxpayers has agreed to or is required to make any adjustment pursuant to Internal Revenue Code Section 481(a) by reason of a change in accounting method initiated by such Taxpayer, and to the Knowledge of Borrower, the IRS has not proposed any such adjustment or change in accounting method.

         (h) None of the Taxpayers has any obligation under any Tax allocation or sharing agreement, and after Closing, no Taxpayer shall be a party to, bound by or have any obligation under any Tax allocation or sharing agreement or have any liability thereunder for amounts due in respect of periods prior to and including Closing.

         (i) None of the Taxpayers (i) has made any payments, (ii) is obligated to make any payments (whether as a result of the transactions contemplated hereby or otherwise), and (iii) is a party to any agreement as of Closing that could obligate it to make any payments, in each case, that will not be deductible under Internal Revenue Code Section 280G.

         5.15 Environmental Matters. Borrower conducts in the ordinary course of business a review of the effect of existing Environmental Laws and Environmental Claims, if any, on its business, operations and properties, and such properties which it is acquiring or planning to acquire. Borrower is in compliance in all material respects with all Environmental Laws and does not have any liability for any Environmental Claim.

         5.16 Regulated Entities. None of Borrower or any Person controlling Borrower, is an "Investment Company" within the meaning of the Investment Company Act of 1940. Borrower is not subject to regulation under the Public
Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act, any state public utilities code, or any other Federal or state statute or regulation limiting its ability to incur Indebtedness.

5.17 No Burdensome Restrictions. Borrower is not a party to or bound by any Contractual Obligation, or subject to any restriction in any Organization Document, or any Requirement of Law, which would reasonably be expected to have a Material Adverse Effect.

         5.18 Solvency. As of the date of Closing, Borrower is Solvent.

         5.19 Subsidiaries/Investments/Ownership. As of the date of Closing, Borrower has no Subsidiaries and no material equity investments in any other corporation or entity.

         5.20 Insurance. The Oil and Gas Properties and all other properties of Borrower are insured with financially sound and reputable insurance companies not Affiliates of Borrower, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the Oil and Gas Properties are located.

         5.21 Full Disclosure. None of the representations or warranties made by Borrower in the Loan Documents as of the date such representations and warranties are made or deemed made, and none of the statements contained in any exhibit, report, written statement or certificate furnished by or on behalf of Borrower in connection with the Loan Documents contains any untrue statement of a material fact or omits any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they are made, not misleading as of the time when made or delivered.

         5.22 Capitalization.

         (a) The authorized capital stock of Borrower as of the date hereof, consists solely of 100,000,000 shares of Common Stock, $0.05 par value per share, and 10,000,000 shares of preferred stock, $0.01 par value per share. As of Closing, (i) 39,771,771 shares of Common Stock were issued and outstanding,
(ii) 2,581,000 shares of Common Stock were reserved for issuance upon exercise of Awards (whether vested or unvested as of the date hereof), and (iii) 3,635,000 shares of Common Stock were reserved for issuance upon exercise of outstanding warrants. All outstanding shares of Common Stock have been validly issued and are fully paid and non-assessable, conform in all material respects to the description thereof contained in the Confidential Private Placement Memorandum and were issued in compliance with the Securities Act and applicable state securities laws, and no shares of capital stock of Borrower are subject to, nor have any been issued in violation of, any preemptive or similar rights.

         (b) Except as set forth in Section 5.22(a) or as otherwise contemplated by this Agreement, there are outstanding (i) no shares of capital stock or other voting securities of Borrower; (ii) no securities of Borrower convertible into or exchangeable for shares of capital stock or other voting securities of Borrower; or (iii) no subscriptions, options, warrants, calls, commitments, preemptive rights or other rights of any kind to acquire from Borrower, and no obligation of Borrower to issue or sell any shares of capital stock or other voting securities of Borrower or any securities of Borrower convertible into or exchangeable for such capital stock or voting securities. There are no outstanding contractual obligations of Borrower to repurchase, redeem or otherwise acquire any shares of Common Stock or any other securities of the type described in clauses (i) - (iii) of the preceding sentence. Except as provided in this Agreement, there are no restrictions upon the voting or transfer of any share of the capital stock or other voting securities of Borrower pursuant to the Organization Documents of Borrower or any agreement or other instrument to which Borrower is a party, other than restricted stock held by certain employees.

         5.23 Authorization of Warrants. When acquired by the Lender as provided in this Agreement, the Warrant Shares will be duly authorized and reserved for issuance, and, upon issuance thereof upon the exercise of the Warrants in accordance with their terms will be validly issued, fully paid and non-assessable and not subject to, or issued in violation of, any preemptive or similar rights.

         5.24 Reporting Status, Eligibility to Use Form SB-2. The Common Stock is registered under Section 12(g) of the Exchange Act. Borrower currently meets the "registrant eligibility" requirements set forth in the general instructions to Form SB-2 to enable the registration of the resale of the Registrable Securities (as defined in the Registration Rights Agreement).

         5.25 Tauren Purchase Agreement. Borrower has entered into an asset purchase agreement (the "Asset Purchase Agreement") with Tauren, an affiliate of the chief executive officer of Borrower. The Board of Directors of Borrower has formed a special committee (the "Special Committee") composed solely of directors who are "independent" (as such term is defined in Section 303A of the New York Stock Exchange Listed Company Manual), with the exception of Jon Stuart Ross, who is both a director and officer of Borrower. The Special Committee has retained Wood & Sartain, LLP, as legal counsel (the "Legal Counsel"), and Howard Frazier Barker Elliot, Inc., as financial advisor (the "Financial Advisor"), in connection with the transactions described in the Asset Purchase Agreement. The Legal Counsel has not performed any legal services for Tauren or Borrower or their respective affiliates for the last three years, and the Financial Advisor has not performed any financial advisory or other services for Tauren or Borrower or their respective affiliates for the last three years. Borrower and Tauren have provided the Special Committee, the Legal Counsel and the Financial Advisor access to all material information pertaining to the transactions contemplated by the Asset Purchase Agreement. No restrictions were placed in the information provided to, or the scope of work to be performed by, the Legal Counsel or the Financial Advisor. The Special Committee has received a written opinion from the Financial Advisor (the "Fairness Opinion") to the effect that, as of the date of such opinion, the Asset Purchase Agreement is fair, from a financial point of view, to Borrower's common shareholders, and such opinion is in full force and effect as of the date hereof and as of Closing. A true and complete copy of the Fairness Opinion has been provided to the Lender. The Special Committee has unanimously approved the Asset Purchase Agreement and the transactions contemplated thereby and recommended approval by the full Board of Directors of Borrower. True and correct execution copies of the Asset Purchase

Agreement and all related documents have been provided to the Lender. Such execution copies have not been amended or supplemented. No party to the Asset Purchase Agreement or any related document has breached or failed to fully comply with its obligations under the Asset Purchase Agreement or any such related document.

                                   ARTICLE VI.
                              AFFIRMATIVE COVENANTS

         So long as the Loans or other Obligations shall remain unpaid or unsatisfied, unless the Lender waives compliance in writing:

         6.01  Financial  Statements.   Borrower  shall  maintain  a  system  of
accounting established and administered in accordance with GAAP and deliver to the Lender:

         (a) as soon as available, but not later than the date provided on Appendix I, commencing with the first fiscal year ending after Closing, a copy of the annual financial statements of Borrower as of the end of such year including the related balance sheet and statements of income, shareholder's equity and cash flows for such year, setting forth in each case in comparative form the figures for the previous fiscal year, audited by an Independent Auditor and certified by a Responsible Officer as presenting fairly the financial position of Borrower, for the periods indicated in conformity with GAAP;

         (b) as soon as available, but not later than the date provided on Appendix I, after the close of each of the first three quarterly periods of Borrower's fiscal year commencing with the first such quarter ending after Closing, a copy of the unaudited balance sheets of Borrower as of the end of such quarter including the related statements of income, shareholder's equity and cash flows for the period commencing on the first day and ending on the last day of such quarter, in comparative form the figures for the same period of the previous fiscal year, and certified by a Responsible Officer as fairly presenting the financial position of Borrower for the period indicated, in accordance with GAAP; and

         (c) promptly upon its becoming available, each financial statement, report, notice or proxy statement sent by Borrower to its shareholders generally and each regular or periodic report and any registration statement, prospectus or written communication (other than transmittal letters) in respect thereof filed by Borrower with or received by Borrower in connection therewith from any securities exchange or the SEC or any successor agency.

         6.02 Certificates Other Production and Reserve Information. Borrower shall furnish to the Lender:

         (a) as soon as available on a monthly basis, but not later than the dates provided in Appendix I, Status Reports executed by a Responsible Officer in form reasonably acceptable to the Lender, as of the last day of the reported periods;

         (b) concurrently with the delivery of each of the statements and reports referred to in Subsections 6.01(a) - (b), a Compliance Certificate executed by a Responsible Officer;

         (c)  a  Reserve  Report  prepared  by  Borrower's   in-house  petroleum
engineer(s) or at Borrower's discretion, an independent petroleum engineer retained by Borrower and acceptable to Lender covering the Oil and Gas
Properties on or before and as of each date provided on Appendix I, (the "In-house Reserve Report Due Date") and a Reserve Report prepared by an independent petroleum engineer retained by Borrower and acceptable to the Lender covering the Oil and Gas Properties (all foregoing Reserve Reports being acceptable to Lender) on or before and as of each date provided on Appendix I (the "Third Party Reserve Report Due Date");

         (d) Concurrently with the delivery of each Reserve Report provided under Subsection 6.02(c) above, Borrower shall provide updated information to the Lender's counsel for the Mortgage Matching Schedule identifying (i) any additional wells covered by the new Reserve Report which were not covered by the immediately preceding Reserve Report and (ii) any wells covered by the immediately preceding Reserve Report which are not covered by the new Reserve Report;

         (e) promptly upon the request of the Lender, such copies of all geological, engineering and related data contained in Borrower' files or readily accessible to Borrower relating to the Oil and Gas Properties;

         (f) promptly upon the request by the Lender, title and mortgage Lien evidence satisfactory to the Lender covering such Oil and Gas Properties as may be designated by the Lender, covering the Borrower' title thereto and certifying that the Obligations are secured by Liens and security interests as provided in this Agreement and the Security Documents; and

         (g)  promptly  upon  the  request  of  the  Lender,   such   additional
information regarding the business, operations, financial or corporate affairs of Borrower as the Lender may from time to time reasonably request.

         6.03 Notices. Borrower shall promptly notify the Lender:

         (a) of the occurrence of any Default or Event of Default, and of the occurrence or existence of any event or circumstance that would reasonably be expected to become a Default or Event of Default;

         (b) of any matter that has resulted or may reasonably be expected to result in a Material Adverse Effect, including (i) breach or non-performance of, or any default under, any Contractual Obligation of Borrower; (ii) any dispute, litigation, investigation, proceeding or suspension between Borrower and any Governmental Authority; or (iii) the commencement of, or any material development in, any litigation or proceeding affecting Borrower (including pursuant to any applicable Environmental Laws);

         (c) of any material change in accounting policies or financial reporting practices by Borrower; and

         (d) of the formation or acquisition by Borrower of any Subsidiary. Each notice under this Section shall be accompanied by a written statement by a Responsible Officer setting forth details of the occurrence referred to therein, and with respect to clauses (a) and (b), stating what action Borrower proposes to take with respect thereto and at what time.

         6.04 Preservation of Corporate Existence, Etc. Borrower shall:

         (a) preserve and maintain in full force and effect its separate, legal existence, and maintain its good standing under the laws of its state or jurisdiction of incorporation or organization, as applicable;

         (b) preserve and maintain in full force and effect all governmental rights, privileges, qualifications, permits, licenses and franchises necessary for the normal conduct of its business; and

         (c) maintain the trading of its capital stock on an exchange acceptable to the Lender.

         6.05 Maintenance of Property. Borrower shall maintain and preserve all its property which is used or useful in its business in good working order and condition, ordinary wear and tear excepted, and shall use, and use commercially reasonable efforts to cause third Persons conducting operations on the Oil and Gas Properties to use, the reasonably prudent standard of care typical in the industry in the operation and maintenance of its Oil and Gas Properties.

         6.06 Insurance. Borrower shall maintain, with financially sound and reputable independent insurers, insurance with respect to its operations and its Oil and Gas Properties and other properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts as are customarily carried under similar circumstances which insurance shall name the Lender as "additional insured" and as a "loss payee," as applicable.

         6.07 Payment of Obligations. Borrower shall pay and discharge as the same shall become due and payable, all of its obligations and liabilities, including: (a) all tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless the same are being contested in good faith by appropriate proceedings and adequate reserves in accordance with GAAP are being maintained; (b) all lawful claims which, if unpaid, would by law become a Lien upon its property; and (c) all Indebtedness, as and when due and payable, but subject to any subordination provisions contained in any instrument or agreement evidencing such indebtedness.

         6.08 Compliance with Laws. Borrower shall comply in all material respects with all Requirements of Law of any Governmental Authority having jurisdiction over it or its business except such as may be contested in good faith or as to which a bona fide dispute may exist.

         6.09 Maintenance of Books and Records. Borrower shall maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all of its financial transactions and matters involving its assets and business.

         6.10 Environmental Laws. Borrower shall conduct its operations and keep and maintain and use commercially reasonable efforts to cause third Persons conducting operations on its Oil and Gas Properties to keep and maintain such Oil and Gas Properties in compliance in all material respects with all Environmental Laws.

         6.11 Use of Proceeds. Borrower shall use the proceeds of the Loans as provided on Appendix I.

         6.12 Further Assurances. Borrower shall promptly cure any defects in the creation and issuance of the Note and the execution and delivery of this Agreement, the Security Documents, the Warrant, the Registration Rights Agreement, the other Loan Documents or any other instruments referred to or mentioned herein or therein to which Borrower is a party. Borrower at its expense will promptly do all acts and things, and will execute and file or record, all instruments reasonably requested by the Lender, to establish, perfect, maintain and continue the perfected security interests of the Lender in or the Lien of the Lender on the Collateral. Borrower will pay the reasonable costs and expenses of all filings and recordings and all searches deemed necessary by the Lender to establish and determine the validity and the priority of the Liens created or intended to be created by the Security Documents; and Borrower shall satisfy all other claims and charges which in the reasonable opinion of the Lender might prejudice, impair or otherwise affect any of the Collateral or any Lien thereon in favor of the Lender.

         6.13 Subsidiary Guaranties. If at any time after the date of this Agreement, Borrower shall create or acquire any other Subsidiary, Borrower shall cause each such Subsidiary to execute and deliver to the Lender a guaranty in a form reasonably acceptable to the Lender.

         6.14 Security Documents. Borrower shall promptly execute and deliver to the Lender such Security Documents as may be required pursuant to Section 3.02 to ensure that all of the Oil and Gas Properties are covered by a Lien and security interest in favor of the Lender for the benefit of the Lender at all times.

         6.15 Debt Service Account. Until the ratio of EBITDA to Interest Expense equals 2.00 to 1.00 for three consecutive months (the "Debt Service Release Date"), Borrower shall maintain a reserve for debt service on the Loans at a bank mutually acceptable to Borrower and the Lender (the "Debt Service Account"). The Debt Service Amount shall be funded from the Initial Loan Amount into the Debt Service Account at Closing. To the extent that Borrower reasonably determines that it is unable to pay interest due to Lender on any Interest Payment Date, so long as no Default or Event of Default is then in existence, Borrower may request that the Lender release, and the Lender may agree to so release, a portion of the Debt Service Amount so that such amount can be applied on such Interest Payment Date against interest accrued on the Note through such date. In the event that any amount has been released from the Debt Service Account prior to the Debt Service Release Date and Borrower's EBITDA for any month is less than $55,000 for such month, Borrower shall promptly deposit sufficient funds into the Debt Service Account to restore it to the Debt Service Amount. Notwithstanding anything contained herein to the contrary, Borrower shall remain fully liable for payment of interest under the Note regardless of whether or not sufficient funds are maintained in the Debt Service Account. The Debt Service Account shall be maintained as provided on Appendix I and pledged to the Lender under the Security Documents.

                                  ARTICLE VII.
                               NEGATIVE COVENANTS

         So long as the Loans or any other Obligation shall remain unpaid or unsatisfied, unless the Lender waives compliance in writing:

         7.01 Limitation on Liens. Borrower agrees that it shall not directly or indirectly, make, create, incur, assume or suffer to exist any Lien upon or with respect to any part of its property, whether now owned or hereafter acquired, other than the following ("Permitted Liens"):

         (a) any Lien created under any Loan Document;

         (b) Liens scheduled on Schedule 7.01;

         (c) Liens for taxes, fees, assessments or other governmental charges which are not delinquent or remain payable without penalty, or to the extent that nonpayment thereof is permitted by Section 6.07;

         (d) carriers', warehousemen's, mechanics', landlords', materialmen's, repairmen's or other similar Liens and contractual Liens granted to operators and non-operators under oil and gas operating agreements arising in the ordinary course of business securing obligations which are not delinquent or remain payable without penalty or which are being contested in good faith and by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the property subject thereto;

         (e) Liens consisting of pledges or deposits required in the ordinary course of business in connection with workers' compensation, unemployment insurance and other social security legislation;

         (f) Liens securing (i) the non-delinquent performance of bids, trade contracts (other than for borrowed money), statutory obligations, (ii) contingent obligations, Surety Instruments (other than those providing credit support for borrowed money), and (iii) other non-delinquent obligations of a like nature; in each case, incurred in the ordinary course of business;

         (g) easements, rights-of-way, restrictions, defects or other exceptions to title and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount, are not incurred to secure Indebtedness, and which do not in any case materially detract from the value of the property subject thereto or interfere with the ordinary conduct of Borrower's business;

         (h) Liens arising solely by virtue of any statutory or common law provision relating to banker's liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution; provided that (i) such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by Borrower, and (ii) Borrower maintains (subject to such right of set off) dominion and control over such account(s);

         (i) Judgment liens in respect of judgments that do not constitute and Event of Default under Section 8.01(h); and

         (j) royalties, overriding royalties, reversionary interests and similar burdens with respect to the Oil and Gas Properties which are in existence as of the date hereof with respect to currently owned Oil and Gas Properties or on the date on which a Mortgage is executed with respect to subsequently acquired Oil and Gas Properties.

         7.02 Disposition of Assets. Borrower shall not directly or indirectly, sell, assign, lease, convey, transfer or otherwise dispose of (whether in one or a series of transactions) (collectively, "Dispositions") any property (including accounts and notes receivable, with or without recourse) or enter into any agreement to do any of the foregoing, except, so long as no Default or Event of Default results therefrom:

         (a) Dispositions of inventory including produced Oil and Gas in the ordinary course of business for cash on a current basis;

         (b) Dispositions of surplus, unused, obsolete or worn-out equipment in the ordinary course of business, provided Borrower shall give the Lender notice prior to any sale thereof;

         (c) Dispositions of Oil and Gas Properties in an amount not to exceed $10,000 in any fiscal year;

         (d) Dispositions of Oil and Gas Properties to third parties not Affiliates of Borrower, with prior written notice to the Lender of any such Dispositions and provided Borrower receives, in exchange for such Dispositions, Oil and Gas Properties of like kind and greater or equal fair market value, which upon acquisition shall be covered by a either a new Mortgage or supplement to Mortgage substantially in the form of Exhibit E hereto, as applicable;

         (e) Dispositions of the West Texas Properties for fair market value, with prior written notice to the Lender of any such Dispositions, and provided that upon the Lender's request, 50% of the proceeds from any such Dispositions shall be used to repay the Loans; and

         (f) In the event the Purchase Note is not paid in full or refinanced by Lender on or before its maturity either by an additional Loan pursuant to
Section 2.01 or additional equity capital arranged by Lender or its Affiliates or a combination thereof, then Borrower may make Dispositions of Oil and Gas Properties at market value upon fair and reasonable terms on an arm's length basis, satisfactory to Lender, to the extent necessary to repay the Purchase
Note in full.

         7.03 Consolidations and Mergers. Borrower shall not merge, consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person. Notwithstanding the foregoing, nothing in this Section 7.03 shall (i) limit the Dispositions permitted under Section 7.02 or (ii) prohibit Borrower from merging or consolidating with one or more other Person, provided that Borrower shall be the surviving entity; and further, provided, that no such merger or consolidation shall affect the Liens or security interests of the Lender in and to the Collateral.

         7.04 Loans and Investments. Borrower shall not purchase or acquire or make any commitment therefor, any capital stock, equity interest, or any obligations or other securities of, or any interest in, any Person, or make or commit to make any Acquisitions, or make or commit to make any advance, loan, extension of credit or capital contribution to or any other investment in, any Person including any Affiliate of Borrower, except for: (a) investments in Cash Equivalents; (b) extensions of credit in the nature of accounts receivable or notes receivable arising from the sale or lease of goods or services in the ordinary course of business; and (c) extensions of credit or other advances in an amount not to exceed $10,000 in the aggregate in the estimation of anticipated travel or other reimbursable expenses to any employees, officers, directors or the Lender.

         7.05 Limitation on Indebtedness. Borrower shall not create, incur, assume, suffer to exist, or otherwise become or remain directly or indirectly liable with respect to any Indebtedness, except:

         (a) Indebtedness incurred pursuant to the Loan Documents,

         (b) Indebtedness scheduled on Schedule 7.05 and to the extent any such Indebtedness is a Capital Lease, extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;

         (c)  Indebtedness   consisting  of  Contingent   Obligations  permitted
pursuant to Section 7.09;

         (d) current liabilities, taxes and assessments incurred in the ordinary course of business;

         (e) Indebtedness in favor of third parties (i) on terms and conditions first offered to the Lender which the Lender has declined to provide to Borrower, (ii) the Lender has consented to such Indebtedness from such third party lender, which consent shall not be unreasonably withheld, (iii) at the time of incurring such Indebtedness, no Default shall exist or would result from the incurrence of such Indebtedness after giving effect to the incurrence of such Indebtedness when included with Borrower's existing Indebtedness, (iv) such Indebtedness does not have any scheduled amortization prior to two years after the Termination Date and (v) such Indebtedness shall be subject to an intercreditor agreement between the Lender and any such third party lender on terms and conditions reasonably satisfactory to the Lender ("Alternative Financings"). For the avoidance of doubt, Borrower may obtain Indebtedness in favor of third parties to prepay the Indebtedness incurred pursuant to the Loan Documents without first offering such Indebtedness to the Lender;

         (f) Indebtedness incurred pursuant to that certain promissory note of even date herewith in favor of Tauren in the original principal amount of $1,300,000.00 (the "Purchase Note"), executed in connection with the Asset Purchase Agreement, provided however, Borrower shall not pay any amount owing under such note with funds other than (i) funds made available to Borrower by Lender pursuant to the option contemplated under Section 2.01, (ii) funds made available to Borrower by equity investments in Borrower arranged by Lender, or
(iii) Dispositions permitted pursuant to Section 7.02(f);

         (g) in the event (i) the sixty (60) day option set forth in Section 1.1 of the Asset Purchase Agreement is exercised by Cubic and the transactions contemplated thereby are consummated by Cubic and Tauren, and (ii) all amounts owing in connection with the note referenced in clause (f) above have been paid in full, Indebtedness incurred pursuant to a note to be executed in favor of Tauren in the original principal amount of $1,500,000.00, in the form of Exhibit __ to the Asset Purchase Agreement, provided such Indebtedness is at all time subject to the terms and conditions of the Subordination Agreement; and

         (h)  Indebtedness  other than as described under the preceding  clauses
(a) - (g) in the aggregate amount not to exceed $25,000.

         7.06 Financial Covenants.

         (a) Minimum Tangible Net Worth. Borrower will not permit its Tangible Net Worth at any time to be less than the sum of $3,000,000.00.

         (b) Fixed Charge Coverage Ratio. Borrower shall not permit the Fixed Charge Coverage Ratio as measured at the end of any four consecutive fiscal quarters, and being first measured on June 30, 2007, to be less than 1.30 to 1.00.

         7.07 Transactions with Affiliates. Except for transactions (a) contemplated by the Confidential Private Placement Memorandum, (b) otherwise disclosed in an SEC Filing, or (c) set forth on Schedule 7.07, Borrower shall document and promptly disclose to the Lender any transaction with an Affiliate where the consideration, in cash or other tangible or intangible benefit to Borrower, exceeds $10,000, or which otherwise must be disclosed pursuant to the Securities Act, the Exchange Act or the rules and regulations promulgated thereunder.

         7.08 Margin Stock. Borrower shall not use any portion of the proceeds of the Loans, directly or indirectly, (a) to purchase or carry Margin Stock, (b) to repay or otherwise refinance indebtedness of Borrower or others incurred to purchase or carry Margin Stock, (c) to extend credit for the purpose of purchasing or carrying any Margin Stock, or (d) to acquire any security in any transaction that is subject to Section 13 or 14 of the Exchange Act.

         7.09 Contingent Obligations. Borrower shall not create, incur, assume or suffer to exist any Contingent Obligations except: (a) endorsements for collection or deposit in the ordinary course of business; (b) obligations under plugging bonds, performance bonds and fidelity bonds issued for the account of Borrower's obligations to indemnify or make whole any surety and similar agreements incurred in the ordinary course of business; and (c) pursuant to this Agreement.

         7.10 Restricted Payments. Borrower agrees that it shall not purchase, redeem or otherwise acquire for value any membership interests, partnership interests, capital accounts, shares of its capital stock or any warrants, rights or options to acquire such membership interests, partnership interests or shares, now or hereafter outstanding from its members, partners or stockholders and will not declare or pay any distribution, dividend, return capital to its members, partners or stockholders, or make any distribution of assets to its stockholders, members or partners (collectively "Distributions").

         7.11 Change in Business, Organization Documents, Name and Address. Borrower shall not engage in any business or activity other than the Principal Business. Borrower shall not amend, supplement or modify its Organization Documents without the prior written consent of the Lender nor change its name or principal business address without thirty days prior advance notice to the Lender.

         7.12 Accounting Changes. Borrower shall not make any significant change in its accounting treatment or reporting practices, except as required by GAAP or the SEC, or change its fiscal year.

         7.13 Restrictions of Pledges. Borrower shall not enter into any contract or agreement which restricts Borrower's ability to (i) pledge any or all of its assets or, (ii) in the case of any Subsidiary of Borrower, distribute any or all of its funds or assets to Borrower; provided, however, nothing contained in this Section 7.13 shall prohibit Borrower from entering into any of the Loan Documents.

         7.14 Capitalization. If at any time after Closing, it is determined that the number of issued and outstanding shares of capital stock of Borrower on a fully diluted basis as of Closing equals an amount greater than that amount represented by Borrower under Section 5.22, Borrower agrees to promptly issue the Lender that number of shares of Common Stock necessary for the Lender to maintain its same percentage ownership interest in Borrower as determined by dividing the number of Warrant Shares by the sum of (i) the number of shares of capital stock of Borrower on a fully diluted basis set forth in Section 5.22 and
(ii) the number of Warrant Shares.

         7.15 Repayment of Certain Indebtedness. Borrower shall not make any payments (including prepayments) on the Indebtedness permitted pursuant to
Section 7.05(f) prior to the Stated Maturity Date other than regularly scheduled principal and interest payments.

                                  ARTICLE VIII.
                                EVENTS OF DEFAULT

         8.01 Event of Default. Any of the following shall constitute an "Event of Default":

         (a) Non-Payment. Borrower fails to pay within three (3) Business Days of when due, any amount of principal or interest of any Loans or any fee or other amount payable by Borrower hereunder or under any other Loan Document; or

         (b) Representation or Warranty. Any representation or warranty by Borrower made or deemed made herein, in any other Loan Document, or which is contained in any certificate, document or financial or other statement by Borrower or any Responsible Officer, furnished at any time under this Agreement, or in or under any other Loan Document, is incorrect in any material respect on or as of the date made or deemed made; or

         (c) Specific Defaults. Borrower fails to perform, observe or comply with any term, covenant or agreement contained in any of Subsection 6.03(a) or
Article VII; or

         (d) Other Defaults. Borrower fails to perform, observe or comply with any other term or covenant contained in this Agreement other than as identified under Subsections 8.01(a), (b) or (c) or any other Loan Document to the extent not covered under Subsections 8.01(a), (b) or (c) of this Agreement, and such failure shall continue unremedied for a period of thirty (30) days after the earlier of (i) the date upon which a Responsible Officer knew or reasonably should have known of such failure or (ii) the date upon which written notice thereof is given to Borrower by any Lender; or

         (e) Cross-Default. Borrower (i) fails to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Indebtedness or Contingent Obligation having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than $50,000 and such failure continues after the applicable grace or notice period, if any, specified in the relevant document on the date of such failure; or (ii) fails to perform, observe or comply with any other condition or covenant, or any other event shall occur or condition exist, under any agreement or instrument relating to any such Indebtedness or Contingent Obligation, if the effect of such failure, event or condition is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause such Indebtedness to be declared to be due and payable prior to its stated maturity, or such Contingent Obligation to become payable or cash collateral in respect thereof to be demanded; or (iii) any Indebtedness or Contingent Obligations of Borrower on an aggregate basis in excess of $50,000 shall be declared due and payable prior to its stated maturity or cash collateral is demanded in respect of such Contingent Obligations; or

         (f) Insolvency; Voluntary Proceedings. Borrower (i) generally fails to pay, or admits in writing its inability to pay, its debts as they become due, subject to applicable grace periods, if any, whether at stated maturity or otherwise; (ii) commences any Insolvency Proceeding with respect to itself; or
(iii) takes any action to effectuate or authorize any of the foregoing; or

         (g) Involuntary Proceedings. (i) Any involuntary Insolvency Proceeding is commenced or filed against Borrower or any writ, judgment, warrant of attachment, execution or similar process, is issued or levied against all or a substantial part of Borrower's properties, and any such proceeding or petition shall not be dismissed, or such writ, judgment, warrant of attachment, execution or similar process shall not be released, vacated or fully bonded within 60 days after commencement, filing or levy; (ii) Borrower admits the material allegations of a petition against it or any of its Subsidiaries in any Insolvency Proceeding, or an order for relief is ordered in any Insolvency Proceeding; or (iii) Borrower acquiesces in the appointment of a receiver, trustee, custodian, conservator, liquidator, mortgagee in possession (or agent therefor), or other similar Person for itself or a substantial portion of its property or business; or

         (h) Monetary Judgments. One or more judgments, orders, decrees or arbitration awards is entered against Borrower involving in the aggregate a liability (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage) as to any single or related series of transactions, incidents or conditions in excess of $50,000, and the same shall remain unsatisfied, unvacated and unstayed pending appeal for a period of thirty (30) days after the entry thereof; or

         (i) Loss of Permit. Any Governmental Authority revokes or fails to renew any material license, permit or franchise of Borrower or any of its Subsidiaries, or any such Person for any reason loses any material license, permit or franchise, or suffers the imposition of any restraining order, escrow, suspension or impound of funds in connection with any proceeding (judicial or administrative) with respect to any material license, permit or franchise; or

         (j) Change of Control or Management. There occurs any Change of Control or a change of management such that any of the Current Management shall cease or fail for any reason to serve and function in their current capacity as an executive officer of Borrower and shall not be succeeded in such position by a Person reasonably acceptable to the Lender; or

         (k) Invalidity of Loan Documents. The Loan Documents, or any of them, after delivery thereof, shall for any reason, except to the extent permitted by the terms thereof, cease to be in full force and effect and valid, binding and enforceable in accordance with their terms, or, with respect to the Security Documents, cease to create a valid and perfected Lien or security interest, as the case may be, of the priority required thereby on any of the Collateral purported to be covered thereby, except to the extent permitted by the terms of this Agreement, or Borrower shall so state in writing.

         8.02 Remedies. If any Event of Default occurs and is continuing, the Lender shall:

         (a) exercise all rights and remedies available to them under the Loan Documents or applicable law without presentment, demand, protest, notice of intention to accelerate, notice of acceleration or any other notice of any kind, all of which are hereby expressly waived by Borrower, and

         (b) Notwithstanding the foregoing, upon the occurrence of any event specified in Subsection 8.01(f), or (g), the unpaid principal amount of the Loans and all interest and other amounts as aforesaid shall automatically become due and payable without further act of the Lender.

         8.03 Set-off. In addition to any rights and remedies of the Lender provided by law, if an Event of Default exists, the Lender is authorized at any time and from time to time, without prior notice to Borrower, any such notice being waived by Borrower to the fullest extent permitted by law, set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other indebtedness at any time owing by the Lender to or for the credit or the account of Borrower against any and all Obligations owing to the Lender, now or hereafter existing, irrespective of whether the Lender shall have made demand under this Agreement or any Loan Document and although such Obligations may be contingent or unmatured.

         8.04 Payments Set Aside. To the extent that Borrower makes a payment to the Lender, the Lender exercises its right of set-off, and such payment or the proceeds of such set-off or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any Insolvency Proceeding or otherwise, then to the extent of such recovery the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such set-off had not occurred.

         8.05 Rights Not Exclusive. The rights provided for in this Agreement and the other Loan Documents are cumulative and are not exclusive of any other rights, powers, privileges or remedies provided by law or in equity, or under any other instrument, document or agreement now existing or hereafter arising.

                                   ARTICLE IX.
                                  MISCELLANEOUS

         9.01 Amendments and Waivers. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent with respect to any departure by Borrower therefrom, shall be effective unless the same shall be in writing and signed by the Lender and Borrower and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

         9.02 Notices.

         (a) Subject to the limitations set forth in Subsection 9.02(d) below, Borrower is authorized to receive on behalf of itself and any Subsidiary all notices from the Lender at the address, facsimile number and electronic mail address for Borrower set out on Appendix I; and all notices to the Lender shall be sent to the Lender at its address, facsimile number and electronic mail address set forth on Appendix I.

         (b) All notices, requests, consents and other communications required or permitted hereunder or under any other Loan Document shall be in writing and mailed, faxed, delivered, or (subject to Subsection 9.02(d) below) transmitted by electronic mail, to the address, facsimile number, or electronic mail address specified for notices; or, as directed to Borrower, the Lender to such other address as shall be designated by such Person in a written notice to the other parties, and as directed to any other party, at such other address as shall be designated by such party in a written notice to Borrower and the Lender.

         (c) All such notices, requests, consents and communications shall be deemed to be given or made, and shall be effective, upon the earlier to occur of
(i) actual receipt by the intended recipient or (ii) (A) if delivered by hand or by courier, when signed for by the intended recipient or an authorized representative of such recipient; (B) if delivered by mail, the third Business Day after the date on which such mail, postage prepaid was deposited in the U.S. mail; (C) if delivered by facsimile, when transmitted in legible form by facsimile machine; and (D) if delivered by electronic mail or via internet or intranet websites (which form of delivery is subject to the provisions of Subsection 9.02(d) below), when delivered; provided, however, that notice and other communications to Lender pursuant to Article II or Article VI shall not be effective until actually received by the Lender.

         (d) Electronic mail and internet and intranet websites may be used only to distribute routine communications, such as financial statements and other information, and to distribute Loan Documents for execution by the parties hereto, and shall not be recognized for any other purpose.

         (e) Any agreement of the Lender herein to receive certain notices by telephone or facsimile is solely for the convenience and at the request of the Borrower. The Lender shall be entitled to rely on the authority of any Person purporting to be a Person authorized by Borrower to give such notice and the Lender shall not have any liability to Borrower on account of any action taken or not taken by the Lender in reliance upon such telephonic or facsimile notice. The obligation of Borrower to repay the Loans shall not be affected in any way or to any extent by any failure by the Lender to receive written confirmation of any telephonic or facsimile notice or the receipt by the Lender of a confirmation which is at variance with the terms understood by the Lender to be contained in the telephonic or facsimile notice.

         9.03 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Lender, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

         9.04 Costs and Expenses. Borrower shall, whether or not the transactions contemplated hereby are consummated, pay or reimburse the Lender within five (5) Business Days after demand (or the date of Closing if sooner) for all reasonable costs and expenses incurred by the Lender in connection with the development, preparation, delivery, administration and execution of, and any amendment, supplement, waiver or modification to (in each case, whether or not consummated), this Agreement, any Loan Document and any other documents prepared in connection herewith or therewith, and the consummation of the transactions contemplated hereby and thereby, including attorney costs incurred by the Lender with respect thereto.

         9.05 Indemnity. Whether or not the transactions contemplated hereby are consummated, Borrower shall indemnify and hold the Lender, and each of its
Affiliates, officers, directors, employees, counsel, agents and attorneys-in-fact (each, an "Indemnified Person") harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, charges, expenses and disbursements (including attorneys' fees and expenses) of any kind or nature whatsoever which may at any time (including at any time following repayment of the Loans) be imposed on, incurred by or asserted against any Indemnified Person in any way relating to or arising out of this Agreement or any document contemplated by or referred to herein, or the transactions contemplated hereby, or any action taken or omitted by any Indemnified Person under or in connection with any of the foregoing, including with respect to any investigation, litigation or proceeding (including any Insolvency Proceeding or appellate proceeding) related to or arising out of this Agreement or the Loans or the use of the proceeds thereof, whether or not any Indemnified Person is a party thereto (all the foregoing, collectively, the "Indemnified Liabilities") WHETHER OR NOT SUCH INDEMNIFIED LIABILITIES ARISE OUT OF OR AS A RESULT OF ANY INDEMNIFIED PERSON'S NEGLIGENCE IN WHOLE OR IN PART, INCLUDING, WITHOUT LIMITATION, THOSE CLAIMS WHICH RESULT FROM THE SOLE, JOINT, CONCURRENT OR COMPARATIVE NEGLIGENCE OF THE INDEMNIFIED PERSON, OR ANY ONE OR MORE OF THEM, provided, that Borrower shall not have any obligation hereunder to any Indemnified Person with respect to Indemnified Liabilities to the extent same arise from the gross negligence or willful misconduct of such Indemnified Person as determined by a final judgment rendered by a court of competent jurisdiction, or that arise solely by reason of claims among Indemnified Persons; provided, however, no indemnity shall be afforded under this Section
9.05 in respect of any property for any occurrence arising from the acts or omissions of the Lender during the period after which Borrower, its successors or assigns, or their agents or representatives, shall have obtained possession of such Property (whether by foreclosure or deed in lieu of foreclosure, as mortgagee-in-possession or otherwise). The agreements in this Section shall survive payment of all other Obligations.

         9.06 Environmental Indemnification. In addition to the indemnifications hereunder and under any other Loan Documents, Borrower shall indemnify, protect and hold each Indemnified Person harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, proceedings, costs, expenses (including, without limitation, all attorneys' fees and legal expenses whether or not suit is brought) and disbursements of any kind or nature whatsoever which may at any time be imposed on, incurred by, or asserted against such Indemnified Person, with respect to or as a direct or indirect result of the violation by Borrower or each Subsidiary of any Environmental Law; or with respect to or as a direct or indirect result of Borrower's or each Subsidiary's use, generation, manufacture, production, storage, release, threatened release, discharge, disposal or presence in connection with the Mortgaged Properties of a hazardous substance including, without limitation, (a) all damages of any such use, generation, manufacture, production, storage, release, threatened release, discharge, disposal or presence, or (b) the costs of any reasonably required or necessary environmental investigation, monitoring, repair, cleanup or detoxification and the preparation and implementation of any closure, remedial or other plans (all the foregoing, collectively, the "Indemnified Environmental Liabilities"). Borrower agrees to indemnify and hold each Indemnified Person harmless as provided in this Section 9.06, WHETHER OF NOT THE INDEMNIFIED ENVIRONMENTAL LIABILITIES ARISE OUT OF OR AS A RESULT OF ANY INDEMNIFIED PERSON'S NEGLIGENCE IN WHOLE OR IN PART,

INCLUDING, WITHOUT LIMITATION, THOSE INDEMNIFIED ENVIRONMENTAL LIABILITIES WHICH RESULT FROM THE SOLE, JOINT, CONCURRENT OR COMPARATIVE NEGLIGENCE OF THE INDEMNIFIED PERSON, OR ANY ONE OR MORE OF THEM provided, that Borrower and each Subsidiary shall not have any obligation hereunder to any Indemnified Person with respect to Indemnified Environmental Liabilities to the extent same arise from the gross negligence or willful misconduct of such Indemnified Person as determined by a final judgment rendered by a court of competent jurisdiction. The provisions of and undertakings and indemnification set forth in this Section
9.06 shall survive (x) the satisfaction and payment of the Obligations and termination of this Agreement, and (y) the release of any Liens securing the Obligations or the extinguishment of such Liens by foreclosure or action in lieu thereof.


         9.07 Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that Borrower may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of the Lender. The Lender may at any time, with prior written notice to Borrower, assign and delegate to one or more Persons (each an "Assignee") all, or any ratable part of, the Loans and the other rights and obligations of the Lender hereunder.


         9.08 Interest.

         (a) It is the intention of the parties hereto to comply with applicable usury laws; accordingly, notwithstanding any provision to the contrary in this Agreement, the Note or in any of the other Loan Documents securing the payment hereof or otherwise relating hereto, in no event shall this Agreement, the Note or such other Loan Documents require the payment or permit the payment, taking, reserving, receiving, collection, or charging of any sums constituting interest under applicable laws, if any, which exceed the maximum amount permitted by such laws. If any such excess interest is called for, contracted for, charged, taken, reserved, or received in connection with the Loans evidenced by the Note or in any of the Loan Documents securing the payment thereof or otherwise relating thereto, or in any communication by the Lender or any other person to Borrower or any other person, or in the event all or part of the principal or interest thereof shall be prepaid or accelerated, so that under any of such circumstances or under any other circumstance whatsoever the amount of interest contracted for, charged, taken, reserved, or received on the amount of principal actually outstanding from time to time under the Note shall exceed the maximum amount of interest permitted by applicable usury laws, then in any such event it is agreed as follows: (i) the provisions of this paragraph shall govern and control, (ii) neither Borrower nor any other person or entity now or hereafter liable for the payment and performance of the Obligations shall be obligated to pay the amount of such interest to the extent such interest is in excess of the maximum amount of interest permitted by applicable usury laws, (iii) any such excess which is or has been received notwithstanding this paragraph shall be credited against the then unpaid principal balance of the Note or, if the Note have been or would be paid in full, refunded to Borrower, and (iv) the provisions of this Agreement, the Note and the other Loan Documents securing the payment hereof and otherwise relating hereto, and any communication to Borrower, shall immediately be deemed reformed and such excess interest reduced, without the necessity of executing any other document, to the Highest Lawful Rate allowed under applicable laws as now or hereafter construed by courts having jurisdiction hereof or thereof. Without limiting the foregoing, all calculations of the rate of the interest contracted for, charged, taken, reserved, or received in connection with the Note or this Agreement which are made for the purpose of determining whether such rate exceeds the Highest Lawful Rate shall be made to the extent permitted by applicable laws by amortizing, prorating, allocating and spreading during the period of the full term of the Loans, including all prior and subsequent renewals and extensions, all interest at any time contracted for, charged, taken, reserved, or received. The terms of this paragraph shall be deemed to be incorporated in every document and communication relating to the Note, the Loans or any other Loan Document.

         (b) If the Contract Rate exceeds the Highest Lawful Rate, then the Contract Rate shall be limited to the Highest Lawful Rate, but any subsequent reductions in the Contract Rate shall not reduce the interest rate thereon below the Highest Lawful Rate until the total amount of accrued interest equals the amount of interest that would have accrued if Contract Rate had always been in effect. If at the Termination Date the total interest paid or accrued is less than the interest that would have accrued if the Contract Rate had always been in effect, then, at that time and to the extent permitted by law, Borrower shall pay an amount equal to the difference between: (a) the lesser of the amount of interest that would have accrued if the Contract Rates had always been in effect and the amount of interest that would have accrued if the Highest Lawful Rate had always been in effect; and (b) the amount of interest actually paid or accrued on the Note.

         (c) To the extent that the interest rate laws of the State of Texas are applicable to the Loans, the applicable interest rate ceiling is the indicated (weekly) ceiling from time to time in affect under Texas Finance Code ss.303.001, as limited by Texas Finance Code ss.303.009, and to the extent that this Agreement is deemed an "open end account" as such term is defined in Texas Finance Code ss.301.002(a)(14), the Lender retains the right to modify the interest rate in accordance with applicable law.

         9.09 Counterparts and Facsimile Signatures. This Agreement may be executed in any number of separate counterparts, each of which, when so executed, shall be deemed an original, and all of said counterparts taken together shall be deemed to constitute but one and the same instrument. The Loan Documents may be transmitted and/or signed by facsimile. The effectiveness of any such documents and signatures shall, subject to applicable law, have the same force and effect as manually-signed originals and shall be binding on Borrower, the Lender may also require that any such documents and signatures be confirmed by a manually-signed original thereof; provided, however, that the failure to request or deliver the same shall not limit the effectiveness of any facsimile document or signature.

         9.10 Severability. The illegality or unenforceability of any provision of this Agreement or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Agreement or any instrument or agreement required hereunder.

         9.11 Third Party Beneficiaries. The Lender has been formed for the sole purpose of holding the Note and exercising the rights and obligations contemplated in this Agreement and the other Loan Documents for the protection and legal benefit of the Partners. Notwithstanding the foregoing, this Agreement and the other Loan Documents are made and entered into for the sole protection and legal benefit of Borrower, the Lender, the Partners and their permitted successors and assigns, and no other Person shall be a direct or indirect legal beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Agreement or any of the other Loan Documents.

         9.12 USA PATRIOT Act Notice. The Lender hereby notifies Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the "Act"), it is required to obtain, verify and record information that identifies Borrower and each of its Subsidiaries, which information includes the name and address of Borrower and each of its Subsidiaries and other information that will allow the Lender to identify Borrower and each of its Subsidiaries in accordance with the Act.

         9.13 Governing Law. This Agreement, the Note, the Warrants, the Security Documents, and the other Loan Documents shall be governed by, construed and interpreted in accordance with, the laws of the State of Texas, except to the extent that federal laws of the United States of America apply.

         9.14 Submission To Jurisdiction. With respect to any and all disputes arising hereunder, or under the Note, the Security Documents, the other Loan Documents, or any of the other instruments and documents executed in connection herewith or therewith not settled, each of Borrower and the Lender hereby irrevocably and unconditionally:

         (a) submits for itself and its property in any legal action or proceeding relating to this Agreement, the Note and any document to which it is a party, or for recognition and enforcement of any judgment in respect of any thereof, to the non-exclusive general jurisdiction of the courts of the State of Texas, the courts of the United States of America for the Northern District of Texas, and appellate courts from any thereof;

         (b) consents that any such action or proceeding may be brought in such courts, and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court (except to the extent applicable rules of procedure provide venue lies exclusively in another jurisdiction), or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

         (d) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form and mail), postage prepaid, to it at its address specified in Appendix I hereof;

         (e) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction;

         (f) agrees that service upon it or its authorized agent shall, to the fullest extent permitted by law, constitutes valid and effective personal service upon it, as the case may be, and that the failure of any such authorized agent to give any notice of such service to it shall not impair or affect in any way the validity of such service or any judgment rendered in any action or proceeding based thereon; and

         (g) waives, to the fullest extent permitted by applicable law, any objection, including any objection to the laying of venue or based on the grounds of forum non conveniens, which it may now or hereafter have to the bringing of any action or proceeding in such jurisdiction in respect of this agreement or any document related hereto.

         9.15 Waiver Of Jury Trial. Borrower waives, to the fullest extent permitted by applicable law, its rights to a trial by jury of any claim or cause of action based upon or arising out of or related to this Agreement, the Note, the Security Documents, the other Loan Documents, or the transactions contemplated hereby or thereby, in any action, proceeding or other litigation of any type brought by any of the parties against any other party or any Indemnified Person, or assignee thereof, whether with respect to contract claims, tort claims, or otherwise. Borrower, to the fullest extent permitted by applicable law, agrees that any such claim or cause of action shall be tried by a court trial without a jury. Without limiting the foregoing, to the fullest extent permitted by applicable law, Borrower further agrees that its respective right to a trial by jury is waived by operation of this section as to any action, counterclaim or other proceeding which seeks, in whole or in part, to challenge the validity or enforceability of this Agreement or the other Loan Documents or any provision hereof or thereof. This waiver shall apply to any subsequent amendments, renewals, supplements or modifications to this Agreement and the other Loan Documents.

         9.16 Entire Agreement. This Agreement, together with the other Loan Documents, embodies the entire agreement and understanding among the Borrower and Lender and supersedes all prior or contemporaneous agreements and understandings of such Persons, verbal or written, relating to the subject matter hereof and thereof.

         9.17 NO ORAL AGREEMENTS. THIS WRITTEN AGREEMENT, TOGETHER WITH THE OTHER WRITTEN LOAN DOCUMENTS EXECUTED IN CONNECTION HEREWITH, REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

           THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.



                            [Signature Pages Follow]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

BORROWER:

CUBIC ENERGY, INC.,
a Texas corporation


By: /s/Calvin Wallen, III
   ----------------------
   Calvin Wallen, III
   Chief Executive Officer

LENDER:

PETRO CAPITAL V, L.P.,
a Texas limited partnership

By: Petro/Cubic Management, LLC,
    a Texas limited ..liability company,
    its General Partner


By: /s/ Tracy Scott Turner
   -----------------------
   Tracy Scott Turner
   Manager

                                   APPENDIX I

                                CREDIT AGREEMENT

                          dated as of February 6, 2006
                  between Petro Capital V, L.P. (the "Lender")
                       and Cubic Energy, Inc. ("Borrower")

         This Appendix I is attached to and made a part of the Credit Agreement. All capitalized terms not otherwise defined in this Appendix I are defined in the Credit Agreement.

Lender:                                                      Principal Address:
------                                                       -----------------

Petro Capital V, L.P.
Attn:  Tracy Scott Turner                                    3838 Oak Lawn Ave.
Phone: (214) 661-7762                                        Suite 1775
Fax:   (214) 661-7760                                        Dallas, Texas 75219
Email: tracy@petro-capital.com


Borrower:                                                    Principal Address:
--------                                                     -----------------

Cubic Energy, Inc.
Attn: Jay Busby                                              9870 Plano Road
Phone: (972) 686-0369                                        Dallas, Texas 75238
Fax:   (972) 681-9687
Email: jay@cubicenergyinc.com

Current Management:

Calvin Wallen, III - President
Jon Stuart Ross - Secretary
James L. Busby - Chief Financial Officer

Current Directors:

Calvin Wallen III
Jon Stuart Ross
Gene Howard
Herbert Bayer
Bob Clements

1.       LOAN TERMS
         ----------

     A. Maximum Loan Amount - (Section 1.01):                   $7,000,000.00

     B. Initial Loan Amount - (Section 2.01):                   $5,500,000.00

     C. Stated Maturity Date - (Section 1.02):                  February 6, 2009

     D. Debt Service Amount - (Section 2.01)                    $400,000.00

     E. Quarterly Principal Payment Date - (Section 2.03(a))    March 31, 2007

     F. Quarterly Principal Payment Amount - (Section 2.03(a))  $250,000.00

     G. Quarterly Principal Payment Deferral Option - (Section 2.03(a))

                  Provided, no Event of Default or Default occurs and is continuing, and provided that Borrower is otherwise in compliance with all of the terms and conditions of this Agreement, Borrower shall have the right to defer the first two Quarterly Principal Payments as follows:

                           (i) For the deferral of the first Quarterly Principal
                  Payment, Borrower shall deliver to the Lender, Warrants to purchase 100,000 shares of common stock of Borrower at an exercise price equal to the lesser of (a) the exercise price of the Warrants issued at Closing in connection with Section 2.04(b) and (b) the thirty (30) day average closing price of Borrower's common stock immediately preceding the due date of such Quarterly Principal Payment; and

                           (ii) For the deferral of the second Quarterly Principal Payment, Borrower shall deliver to the Lender, Warrants to purchase 200,000 shares of common stock of Borrower at an exercise price equal to the lesser of (a) the exercise price of the Warrants issued at Closing in connection with Section 2.04(b) and (b) the thirty (30) day average closing price of Borrower's common stock immediately preceding the due date of such Quarterly Principal Payment

     H. Pricing - (Section 2.03(b))

         (i) Contract Rate:                     12.5%

         (ii) Default Rate:                     lesser of:
                                                (i) Contract Rate plus 5% or
                                                (ii) Highest Lawful Rate.

     I. Fees - (Section 2.04)

         (i) Commitment Fee                     2% of Initial Loan Amount.
                                                2% of any additional Loan Amount

         (ii) Warrants                          1,833,334 shares of Borrower's
                                                Common Stock.



     J. Reporting - (Sections 6.01 and 6.02)

         (i) Annual Audited                     90 days, or sooner to the extent
                                                required by SEC.

         (ii) Quarterly Unaudited               45 days, or sooner to the extent
                                                required by SEC.



         (iii) Status Report                    45 days following the  last day
                                                of each month.

         (iv) Reserve Report                    On or before February 28 of each
                                                year dated as of  December 31 of
                                                the  immediately  preceding year
                                                (in-house)   and  on  or  before
                                                September  30 of each year dated
                                                as  of  June  30  of  such  year
                                                (third party).


     K. Use of Proceeds - (Section 6.11)

              Borrower shall use the proceeds of the Loans (i) to fund the acquisition of a 49% working interest in approximately 8,500 acres of leasehold and a 35% working interest in approximately 2,500 acres of leasehold from Tauren, (ii) for the initial development of such leases, (iii) for the acquisition of additional working interests in the leases referenced in clause (i) hereof and additional leases in Caddo and Desoto Parishes, Louisiana, (iv) for a drilling credit to the principals of Tauren not to exceed $4,500,000 in the aggregate, (v) to finance the working capital needs of Borrower and for general corporate purposes of Borrower in the ordinary course of business, (vi) to finance Borrower's expenses associated with this Agreement, and (vii) to refinance Borrower's existing senior secured debt.

2.       ADDITIONAL CLOSING CONDITIONS (Subsection 4.01(f)):
         -----------------------------

         A.       Lender   shall  have   completed  to  its   satisfaction,   an
                  independent engineering review of the Oil and Gas Properties.

         B. Lender shall have reviewed to its satisfaction, all employment agreements with key management personnel.

         C. Lender shall have satisfied itself with Borrower's corporate, legal and tax structure.

         D. Borrower shall be current with all required filings with the SEC and any other governing body, and with the exchange on which its common stock is traded.

         E. Borrower shall have closed on its acquisition of assets from Tauren.

         F. Borrower shall have repaid its existing convertible senior debt if such debt is not converted on or before Closing, and shall have received all necessary release documentation in connection therewith.

         G. No Material Adverse Effect shall have occurred with respect to Borrower or the assets to be acquired from Tauren.

         H. Borrower shall have (i) established the Debt Service Account with a bank mutually acceptable to Borrower and the Lender,
                  (ii) entered into a Deposit Account Control Agreement with such bank in form satisfactory to the Lender, which names the Lender as the secured party, and (iii) entered into a Security Agreement with the Lender as the secured party, covering such account.

         I. The opinion of Financial Advisor and the recommendation of the Special Committee described in Section 5.25 shall not have been withdrawn or modified in any respect.

2.       POST CLOSING CONDITIONS (Subsection 4.02):
         -----------------------

         None.

                         SCHEDULE I - SECURITY DOCUMENTS

                                CREDIT AGREEMENT
                          dated as of February 6, 2006
                  between Petro Capital V, L.P. (the "Lender")
                       and Cubic Energy, Inc. ("Borrower")

1.       Oil and Gas Properties
         ----------------------

         A. Mortgage, Deed of Trust, Security Agreement, Assignment of Production and Financing Statement covering Borrower's Oil and Gas Properties located in:

                            County                      State
                            ------                      -----

                  (i)      Callahan                     Texas


                  (ii)     Eastland                     Texas


                  (iii)    Palo Pinto                   Texas


         B. Act of Mortgage, Security Agreement, Assignment of Production and Financing Statement covering Borrower's Oil and Gas Properties located in:

                           Parish                         State
                           ------                         -----

                  (i)      Caddo                        Louisiana


                  (ii)     Desoto                       Louisiana


2.       Personal Property
         -----------------

         Security Agreement from Borrower in favor of Lender covering all of Borrower's personal property of any kind.


3.       Control Agreement
         -----------------

         Deposit Account Control Agreement from Borrower in favor of the Lender and Depository Bank securing the Debt Service Account to be established at a bank mutually acceptable to Borrower and the Lender ("Depository Bank") for the account of "Cubic Energy, Inc. Debt Service Account" in the original amount of $400,000.00.

4.       Financing Statements
         --------------------

                  Jurisdiction:             Secretary of State of Texas

                  Jurisdiction:             Desoto Parish, Louisiana

                            SCHEDULE 5.14(c) - TAXES

                                CREDIT AGREEMENT
                          dated as of February 6, 2006
                  between Petro Capital V, L.P. (the "Lender")
                       and Cubic Energy, Inc. ("Borrower")



                                      None.

                              SCHEDULE 7.01 - Liens

                                CREDIT AGREEMENT
                          dated as of February 6, 2006
                  between Petro Capital V, L.P. (the "Lender")
                       and Cubic Energy, Inc. ("Borrower")



                                      None.

                          SCHEDULE 7.05 - INDEBTEDNESS

                                CREDIT AGREEMENT
                          dated as of February 6, 2006
                  between Petro Capital V, L.P. (the "Lender")
                       and Cubic Energy, Inc. ("Borrower")




                                      None.

                  SCHEDULE 7.07 - TRANSACTIONS WITH AFFILIATES

                                CREDIT AGREEMENT
                          dated as of February 6, 2006
                  between Petro Capital V, L.P. (the "Lender")
                       and Cubic Energy, Inc. ("Borrower")



1. Fossil Operating, Inc., a Texas entity owned by Calvin Wallen III, President and Chief Executive Officer of Cubic Energy, Inc., currently operates all wells in which Cubic Energy, Inc. owns an interest. It is contemplated that Fossil Operating, Inc. will continue to maintain operations for Cubic Energy, Inc.

2. The Office Sharing Agreement, dated effectively January 1, 2002 and as effectively extended on January 1, 2005, by and between Cubic Energy, Inc. on one hand, and Tauren, an entity owned by Calvin Wallen III, President and Chief Executive Officer of Cubic Energy, Inc. on the other hand.

3. Four of Cubic Energy, Inc.'s five employees are also employed by Tauren, an entity owned by Calvin Wallen III..